                                                 OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                                              6803 South Tucson Way, Englewood, CO 80112

                                         Notice Of Special Meeting Of Shareholders To Be Held

                                                            August 5, 2002

To The Shareholders of Oppenheimer California Municipal Fund:

Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of Oppenheimer California Municipal Fund (the
"Fund") will be held at 6803 South Tucson Way, Englewood, Colorado, 80112, at 1:00 P.M. Mountain time, on August 5, 2002.

During the Meeting, shareholders of the Fund will vote on the following proposals and sub-proposals:
1.       To elect a Board of Trustees;

         2.   To approve the elimination or amendment of certain fundamental investment policies of the Fund;

         3.   To authorize the Trustees to adopt an Amended and Restated Declaration of Trust; and

4.       To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on April 22, 2002 are entitled to vote at the meeting. The proposals and sub-proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as
Trustee and in favor of each proposal. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,

Robert G. Zack, Secretary
June 10, 2002

                                               PLEASE RETURN YOUR PROXY BALLOT PROMPTLY.
                                       YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

790

                                                           TABLE OF CONTENTS

Proxy Statement                                                                                  Page

Questions and Answers                                                                                        ii - iii

Proposal 1:       To Elect a Board of Trustees                                                               2

Introduction to Proposal 2                                                                                   10

Proposal 2:       To approve the elimination or amendment of certain fundamental                             11
                  investment policies of the Fund

Proposal 3:       To authorize the Trustees to adopt an Amended and Restated Declaration                     17
                  of Trust

Information About the Fund                                                                                   20

Further Information About Voting and the Meeting                                                             22

Other Matters                                                                                                25

EXHIBIT A:        Amended and Restated Declaration of Trust                                                  A-1

                                                 OPPENHEIMER CALIFORNIA MUNICIPAL FUND

PROXY STATEMENT QUESTIONS AND ANSWERS

Q.       Who is Asking for My Vote?

A.       The Trustees of Oppenheimer California Municipal Fund (the "Fund") have asked that you vote on several matters at the
                  Special Meeting of Shareholders to be held on August 5, 2002.

Q.       Who is Eligible to Vote?

A.       Shareholders of record at the close of business on April 22, 2002 are entitled to vote at the Meeting or any adjournment of the Meeting. Shareholders are entitled to cast one vote per share (and a fractional vote for a fractional share) for each matter presented at the Meeting. It is expected that the Notice of Meeting, Proxy Ballot and Proxy Statement will be mailed to shareholders of record on or about June 10, 2002.

Q.       On What Matters Am I Being Asked to Vote?

A.       You are being asked to vote on the following proposals:

1.       To elect a Board of Trustees;

2.       To approve the elimination or amendment of certain fundamental investment policies of the Fund; and

3.       To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

Q.       How do the Trustees Recommend that I Vote?

A.       The Trustees recommend that you vote:

1.       FOR election of all nominees as Trustees;

2.       FOR the elimination or amendment of each of the Fund's fundamental investment policies proposed to be eliminated or amended, as the case may be; and

3.       FOR authorization of the Trustees to adopt an Amended and Restated Declaration of Trust.

Q.       What are the Reasons for the Proposed Changes to Some of the Fund's Fundamental Investment Policies?

A.       Some of the Fund's current policies reflect regulations that no longer apply to the Fund.  In other cases, the Fund's policies are more stringent than current regulations require.  The Fund's Trustees and the Fund's investment advisor, OppenheimerFunds, Inc., believe that the proposed changes to the Fund's investment policies will benefit shareholders by allowing the Fund more flexibility to adapt to future changes in the investment environment and increasing the Fund's ability to take advantage of investment opportunities.

         Q.       How Can I Vote?

A.       You can vote in three (3) different ways:

o        By mail, with the enclosed ballot
o        In person at the Meeting (if you are a record owner)
o        By telephone (please see the insert for instructions)

                      Voting by telephone is convenient and can help reduce the Fund's expenses.  Whichever method you choose, please
                                             ----------     -----------------------------------
                      take the time to read the full text of the proxy statement before you vote.

                  Please be advised that the deadline for voting by telephone is 3:00 p.m. (EST) on the last business day before the
                  Meeting.

Q.       How Will My Vote Be Recorded?

A.       Proxy ballots that are properly signed, dated and received at or prior to the Meeting, or any adjournment thereof, will be voted as specified. If you specify a vote for any of the proposals, your proxy will be voted as indicated. If you sign and date the proxy ballot, but do not specify a vote for one or more of the proposals, your shares will be voted in favor of the Trustees recommendations.  Telephonic votes will be recorded according to the telephone voting procedures described in the "Further Information About Voting and the Meeting" section below.

Q.       How Can I Revoke My Proxy?

A.       You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy ballot to the Fund that is received at or prior to the Meeting, or any adjournment thereof, or by attending the Meeting, or any adjournment thereof, and voting in person.  Please be advised that the deadline for revoking your proxy by telephone is 3:00 p.m. (EST) on the last business day before the Meeting if you are a record owner.

Q.       How Can I Get More Information About the Fund?

                  Copies of the Fund's annual report dated July 31, 2001 and semi-annual report dated January 31, 2002 have previously been mailed to Shareholders. If you would like to have copies of the Fund's most recent annual and semi-annual reports sent to you free of charge, please call us toll-free at 1.800.708.7780, write to the Fund at OppenheimerFunds
                  Services, P.O. Box 5270, Denver Colorado 80217-5270 or visit the Oppenheimer funds website at
                  www.oppenheimerfunds.com.

         Q.       Whom Do I Call If I Have Questions?

A.       Please call us at 1.800.708.7780

The proxy statement is designed to furnish shareholders with the information necessary to vote on the matters coming before the Meeting.
If you have any questions, please call us at 1.800.708.7780.

                                                 OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                                                            PROXY STATEMENT

                                                    Special Meeting of Shareholders
                                                       To Be Held August 5, 2002

         This statement is furnished to the shareholders of Oppenheimer California Municipal Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a special meeting of shareholders (the "Meeting") to be held at
6803 South Tucson Way, Englewood, Colorado, 80112, at 1:00 P.M. Mountain time, on August 5, 2002, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about June 10, 2002.

                                                         SUMMARY OF PROPOSALS

------- ------------------------------------------------------------------------ -----------------------------------
        Proposal                                                                 Shareholders Voting
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
1.      To Elect a Board of Trustees                                             All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------

2.      To  Approve  the  Elimination  or  Amendment  of  Certain   Fundamental
        Investment Policies for the Fund

------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        A. Purchasing Securities on Margin                                       All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        B. Making Short Sales                                                    All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        C. Purchasing Real Estate                                                All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        D. Purchasing  Securities of Issuers in which Officers or Trustees have
        an Interest                                                              All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        E. Industry Concentration                                                All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        F. Investing in Other Investment Companies                               All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        G. Borrowing                                                             All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        H. Pledging, Mortgaging and Hypothecating of Assets                      All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------
        I. Lending                                                               All
------- ------------------------------------------------------------------------ -----------------------------------
------- ------------------------------------------------------------------------ -----------------------------------

3.      To Authorize the Trustees to Adopt an Amended and Restated  Declaration
        of Trust                                                                 All

------- ------------------------------------------------------------------------ -----------------------------------

                                                   PROPOSAL 1: ELECTION OF TRUSTEES

         At the Meeting, eleven (11) Trustees are to be elected.  If elected, the Trustees will serve indefinite terms until a special shareholder meeting is called for the purpose of voting for Trustees and/or until their successors are properly elected and qualified.  The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that, unless a proxy ballot instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted for the election of the nominees named below.

         As a Massachusetts business trust, the Fund is not required and does not intend to hold annual shareholder meetings for the purpose of electing Trustees.  As a result, if elected, the Trustees will hold office until the next meeting of shareholders called for the purpose of electing Trustees and/or until their successors are duly elected and shall have qualified.  If a nominee should be unable to accept election, serve his or her term or resign, the Board of Trustees may, in its discretion, select another person to fill the vacant position.

         Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.  Also, if at any time, less than a majority of the trustees holding office has been elected by the shareholders, the Trustees then in office will promptly call a shareholders' meeting for the purpose of electing Trustees.

         Each of the nominees (except for Mr. Murphy) currently serves as a Trustee of the Fund.  Each of the nominees has consented to be named as such in this proxy statement and to serve as Trustee if elected.  Each of the Trustees serves as director or trustee of other funds in the Oppenheimer family of funds. The Oppenheimer funds on which each of the current Trustees serves with the addition of Oppenheimer California Municipal Fund and Oppenheimer Money Market Fund, Inc., are referred to as "Board I Funds" in this proxy statement.

         The Fund's Trustees and officers, their positions with the Fund and length of service in such positions and their principal occupations and business affiliations during the past five years are listed below.  Except for Mr. Murphy, each of the Trustees is an independent trustee of the Fund ("Independent Trustee").  If elected,  Mr. Murphy will be an "interested trustee" (as that term is defined in the Investment Company Act of 1940, referred to in this Proxy Statement as the "1940 Act") of the Fund, because he is affiliated with OppenheimerFunds, Inc. (the "Manager") by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.  Mr. Murphy was elected as a Trustee of the Fund with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a trustee of the Fund and the other Board I Funds for which he is a trustee or director.  All information is as of December 31, 2001, except as otherwise indicated.

         Mr. Reynolds has reported he has a controlling interest in The Directorship Search Group, Inc. ("The Directorship Search
Group"), a director recruiting firm that provided consulting services to Massachusetts Mutual Life Insurance Company (which controls the Manager) for fees aggregating $100,000 from July 1, 1999 through December 31, 2001, an amount representing less than 5% of the annual revenues of The Directorship Search Group, Inc.

         The Independent Trustees have unanimously (except for Mr. Reynolds, who abstained) determined that the consulting arrangements between The Directorship Search Group, Inc. and Massachusetts Mutual Life Insurance Company were not material business or professional relationships that would compromise Mr. Reynolds' status as an Independent Trustee.  Nonetheless, to assure certainty as to determinations of the Board and the Independent Trustees as to matters upon which the 1940 Act or the rules thereunder require approval by a majority of Independent Trustees, Mr. Reynolds will not be counted for purposes of determining whether a quorum of
Independent Trustees was present or whether a majority of Independent Trustees approved the matter.

         Messrs. Galli and Spiro have had no material business or professional relationship with the Manager or its affiliates within the past two fiscal years.  However, within the past five years and before becoming Independent Trustees, they had been officers of the Manager and owned shares of its parent company.  In 1997, Mr. Galli sold his remaining shares of the Manager's parent company for a cash payment of approximately $7,851,200.  In 1997, Mr. Spiro sold shares of the Manager's parent company for a cash payment of approximately $9,814,000.  In 1999, Mr. Spiro sold his remaining shares of the Manager's parent company for a cash payment of approximately $9,399,000.

Nominees for Independent Trustees

------------------------- --------------------------------------------------------- --------------- ------------------

Name, Address,1 Age,      Principal Occupation(s) During Past 5 Years / Other        Dollar Range   Aggregate Dollar
                                                                                                     Range of Shares
                                                                                                   ed Beneficially
                                                                                      of Shares       Owned in the
                                                                                    BeneficiallyOwn    Oppenheimer
Position(s) Held with                                                                in the Fund     Funds Overseen
Fund and Length of        Trusteeships/Directorships Held by Nominee / Number of        (as of       by Nominee (as
Service (as applicable)2  Portfolios in Fund Complex Overseen by Nominee               5/03/02)        of 5/03/02)

------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Leon Levy, Chairman of    General Partner of Odyssey Partners, L.P. (investment           $0              None
the Board of Trustees     partnership) (since 1982) and Chairman of the Board of
Trustee since 1959        Avatar Holdings, Inc. (real estate development) (since
Age: 76                   1981). Oversees 31 portfolios in the OppenheimerFunds
                          complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------

Robert G. Galli,          A Trustee or Director of other Oppenheimer funds.               $0          Over $100,000
Trustee since 1993        Formerly Vice Chairman of the Manager (October 1995 -
Age: 68                   December 1997). Oversees 41 portfolios in the
                          OppenheimerFunds complex.

------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Phillip A. Griffiths,     The Director of the Institute for Advanced Study,               $0          Over $100,000
Trustee Nominee since     Princeton, N.J. (since 1991), director of GSI Lumonics
1999                      (since 2001) and a member of the National Academy of
Age: 63                   Sciences (since 1979); formerly (in descending
                          chronological order) a director of Bankers Trust
                          Corporation, Provost and Professor of Mathematics at
                          Duke University, a director of Research Triangle
                          Institute, Raleigh, N.C., and a Professor of
                          Mathematics at Harvard University. Oversees 30
                          portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Benjamin Lipstein,        Professor Emeritus of Marketing, Stern Graduate School          $0          Over $100,000
Trustee since 1974        of Business Administration, New York University.
Age: 78                   Oversees 31 portfolios in the OppenheimerFunds complex..
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Elizabeth B. Moynihan,    Author and architectural historian; a trustee of the            $0            $50,001 -
Trustee since 1992        Freer Gallery of Art and Arthur M. Sackler Gallery
Age: 72                   (Smithsonian Institute), Trustees Council of the
                          National Building Museum; a member of the Trustees                            $100,000
                          Council, Preservation League of New York State.
                          Oversees 31 portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Kenneth A. Randall,       A director of Dominion Resources, Inc. (electric                $0          Over $100,000
Trustee since 1980        utility holding company) and Prime Retail, Inc. (real
Age: 74                   estate investment trust); formerly a director of
                          Dominion Energy, Inc. (electric power and oil & gas
                          producer), President and Chief Executive Officer of The
                          Conference Board, Inc. (international economic and
                          business research) and a director of Lumbermens Mutual
                          Casualty Company, American Motorists Insurance Company
                          and American Manufacturers Mutual Insurance Company.
                          Oversees 31 portfolios in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------

Edward V. Regan,          President, Baruch College, CUNY; a director of RBAsset
Trustee since 1993        (real estate manager); a director of OffitBank;
Age: 71                   formerly Trustee, Financial Accounting Foundation (FASB
                          and GASB), Senior Fellow of Jerome Levy Economics
                          Institute, Bard College, Chairman of Municipal                  $0            $50,001 -
                          Assistance Corporation for the City of New York, New                          $100,000
                          York State Comptroller and Trustee of New York State
                          and Local Retirement Fund. Director/Trustee of 31
                          investment companies in the OppenheimerFunds complex.

------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Russell S. Reynolds,      Chairman of The Directorship Search Group, Inc.
Jr.,                      (corporate governance consulting and executive
Trustee since 1989        recruiting) (since 1993); a life trustee of
Age: 70                   International House (non-profit educational                     $0        $10,001 - $50,000
                          organization), and a trustee of the Greenwich
                          Historical Society (since 1996). Oversees 31 portfolios
                          in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------

Donald W. Spiro, Vice     Chairman Emeritus (until August 1999), Chairman
Chairman of the Board     (November 1987 - January 1991) and a director (January
of Trustees,              1969 - August 1999) of the Manager; President and
Trustee since 1985        Director of OppenheimerFunds Distributor, Inc., a               $0          Over $100,000
Age: 76                   subsidiary of the Manager and the Fund's Distributor
                          (July 1978 - January 1992). Oversees 31 portfolios in
                          the OppenheimerFunds complex.

------------------------- --------------------------------------------------------- --------------- ------------------
------------------------- --------------------------------------------------------- --------------- ------------------
Clayton K. Yeutter,       Of Counsel,  Hogan & Hartson (a law firm) (since  1993).        $0            $50,001 -
Trustee since 1991        Other directorships:  Caterpillar, Inc. (since 1993) and
Age: 71                   Weyerhaeuser  Co. (since  1999).  Oversees 31 portfolios                      $100,000
                          in the OppenheimerFunds complex.
------------------------- --------------------------------------------------------- --------------- ------------------

Nominee as Interested Trustee

------------------------ --------------------------------------------------------------------------- -------------------

Name, Address,3 Age,     Principal Occupation(s) During Past 5 Years / Other              Dollar      Aggregate Dollar
                                                                                         Range of
                                                                                          Shares
                                                                                        Beneficially  Range of Shares
                                                                                         Owned in       Owned in the
Position(s) Held with                                                                    the Fund    Oppenheimer Funds
Fund and Length of       Trusteeships/Directorships Held by Nominee / Number of           (as of      Overseen Nominee
Service4                 Portfolios in Fund Complex Overseen by Nominee                  5/03/02)    (as of 5/03/02)5

------------------------ --------------------------------------------------------------------------- -------------------
------------------------ --------------------------------------------------------------------------- -------------------

John V. Murphy,          Chairman, Chief Executive Officer and director (since June         $0         Over $100,000
President and Trustee    2001) and President (since September 2000) of the Manager;
Nominee                  President and a director or trustee of other Oppenheimer
Trustee since October    funds; President and a director (since July 2001) of
2001                     Oppenheimer Acquisition Corp., the Manager's parent holding
Age: 52                  company and of Oppenheimer Partnership Holdings, Inc., a
                         holding company subsidiary of the Manager; Director (since
                         November 2001) of OppenheimerFunds Distributor, Inc., a
                         subsidiary of the Manager; Chairman and a director (since
                         July 2001) of Shareholder Services, Inc. and of Shareholder
                         Financial Services, Inc., transfer agent subsidiaries of the
                         Manager; President and a director (since July 2001) of
                         OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following
                         investment advisory subsidiaries of the Manager: OAM
                         Institutional, Inc. and Centennial Asset Management
                         Corporation (since November 2001), HarbourView Asset
                         Management Corporation and OFI Private Investments, Inc.
                         (since July 2001); President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
                         Management, Inc., an investment advisor subsidiary of the
                         Manager; a director (since November 2001) of Trinity
                         Investment Management Corp. and Tremont Advisers, Inc.,
                         investment advisory affiliates of the Manager; Executive
                         Vice President (since February 1997) of Massachusetts Mutual
                         Life Insurance Company, the Manager's parent company; a
                         director (since June 1995) of DBL Acquisition Corporation;
                         formerly Chief Operating Officer (from September 2000 to
                         June 2001) of the Manager; President and trustee (from
                         November 1999 to November 2001) of MML Series Investment
                         Fund and MassMutual Institutional Funds, open-end investment companies; a director (from September 1999 to August 2000)
                         of C.M. Life Insurance Company; President, Chief Executive
                         Officer and director (from September 1999 to August 2000) of
                         MML Bay State Life Insurance Company; a director (from June
                         1989 to June 1998) of Emerald Isle Bancorp and Hibernia
                         Savings Bank, wholly-owned subsidiary of Emerald Isle
                         Bancorp. Oversees 63 portfolios in the OppenheimerFunds
                         complex.

------------------------ --------------------------------------------------------------------------- -------------------

A.       General Information Regarding the Board of Trustees.

         The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders. The Trustees meet periodically throughout the year to oversee the Fund activities, review its performance and review the activities of the
Manager, which is responsible for the Fund's day-to-day operations. Six regular meetings of the Trustees were held during the fiscal year ended July 31, 2001. Each of the incumbent Trustees was present for at least 75% of the aggregate number of Board of Trustees meetings and committees on which that Trustee served that were held during the period.

B.  Committees of the Board of Trustees.

         The Board of Trustees has appointed standing Audit, Study and Proxy Committees comprised of Independent Trustees only.  The members of the Audit Committee are Kenneth Randall (Chairman), Benjamin Lipstein and Edward Regan.

         The Audit Committee held five meetings  during the Fund's fiscal year ended July 31, 2001. The Audit  Committee  furnishes the
Board with  recommendations  regarding the selection of the independent  auditor.  Other functions of the Audit Committee include,  but are not limited to: (i) reviewing the scope and results of audits and the audit fees charged;  (ii)  reviewing  reports from the Fund's independent  auditor  regarding the Fund's  internal  accounting  procedures  and controls;  and (iii)  establishing a separate line of communication between the Fund's independent auditors and its Independent Trustees.

         The members of the Study Committee are Benjamin Lipstein (Chairman), Robert Galli and Elizabeth Moynihan.  The Study
Committee held seven meetings during the Fund's fiscal year ended July 31, 2001. Among other functions, the Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the investment advisory and distribution agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the 1940 Act and other applicable law.

         The members of the Proxy Committee are Edward Regan (Chairman), Russell Reynolds and Clayton Yeutter.  The Proxy Committee
held ONE meeting during the fiscal year ended July 31, 2001.  The Proxy Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

         Based on the Audit Committee's recommendation, the Board of Trustees of the Fund, including a majority of the Independent
Trustees, at a meeting held August 9, 2001, selected KPMG LLP ("KPMG")as auditors of the Fund for the fiscal year beginning August 1,
2001.  KPMG also serves as auditors for certain other funds for which the Manager acts as investment advisor.

     During the fiscal year ended July 31, 2001 KPMG performed audit services for the Fund including the audit of the Fund's financial statements, review of the Fund's annual report and registration statement amendment, consultation on financial accounting and reporting matters and meetings with the Board of Trustees.

         1.  Audit Fees.

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Fund's annual financial statements for the fiscal year ended July 31, 2001 were $15,000.00.

         2.  All Other Fees.

     There were $10,000 in fees billed by KPMG for services rendered to the Fund other than the services described above under "Audit
Fees" for the fiscal year ended July 31, 2001.   These services related to tax compliance services.  Additionally, there were no fees billed by KPMG to the Manager or subsidiaries of the Manager for services rendered to the Manager or its subsidiaries for the fiscal year ended July 31, 2001.

         Representatives of KPMG are not expected to be present at the Meeting but will be available should any matter arise requiring their presence.

C.  Additional Information Regarding Trustees and Officers.

         The Fund's Independent Trustees are paid a retainer plus a fixed fee for attending each meeting and are reimbursed for expenses incurred in connection with attending such meetings. Each Board I Fund in the OppenheimerFunds complex for which they serve as a director or trustee pays a share of those expenses.

         Neither the officers of the Fund nor any Trustee who is not an Independent Trustee receives any salary or fee from the Fund.
The Independent Trustees of the Fund received the compensation shown below from the Fund with respect to the Fund's fiscal year ended  July 31, 2001. The compensation from all of the Board I Funds (including the Fund) represents compensation received as a director, trustee or member of a committee of the boards of those funds during the calendar year 2001. Compensation from the Fund is paid for services in the positions below their names.

--------------------------------------- ------------------- ------------------ ------------------- -------------------

Name of Trustee or Nominee and Other        Aggregate          Retirement      Number of Board I         Total
                                                                Benefits         Funds on which
                                                             Accrued as Part       Trustee or         Compensation
                                           Compensation          of Fund        Nominee Oversees        From all
Fund Position(s) (as applicable)            From Fund1          Expenses1        as of 12/31/01      Board I Funds2

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Leon Levy                                    $13,340               $0                  31               $171,950
Chairman

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Robert G. Galli3                              $8,123               $0                  41               $191,134
Study Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Phillip Griffiths4                            $4,470               $0                  30               $59,529

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Benjamin Lipstein                            $11,532               $0                  31               $148,639
Study Committee Chairman,
Audit Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Elizabeth B. Moynihan                         $8,123               $0                  31               $104,695
Study Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Kenneth A. Randall                            $7,451               $0                  31               $96,034
Audit Committee Chairman

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Edward V. Regan                               $7,370               $0                  31               $94,995
Proxy Committee Chairman, Audit
Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Russell S. Reynolds, Jr.                      $5,514               $0                  31               $71,069
Proxy Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Donald Spiro                                  $4,921               $0                  31               $63,435

--------------------------------------- ------------------- ------------------ ------------------- -------------------
--------------------------------------- ------------------- ------------------ ------------------- -------------------

Clayton K. Yeutter5                           $5,514               $0                  31               $71,069
Proxy Committee Member

--------------------------------------- ------------------- ------------------ ------------------- -------------------
1.   For the  fiscal  year  ended  July 31,  2001.  Aggregate  compensation  includes  fees,  deferred  compensation,  if any,  and retirement plan benefits  accrued for a Trustee.  No retirement  benefit expenses were allocated to the Fund for fiscal year ended
     July 31, 2001.
2.   For the 2001 calendar year.
3.   Total compensation for the 2001 calendar year includes  compensation  received for serving as a  Trustee/Director  of 10 other
     Oppenheimer funds in addition to the Board I funds.
4.   Aggregate compensation from the Fund includes $266 deferred under Deferred Compensation Plan described below.
5.   Aggregate compensation from the Fund includes $51 deferred under Deferred Compensation Plan described below.

         The Fund has adopted a retirement plan that provides for payments to retired Trustees. Payments are up to 80% of the average compensation paid during a Trustee's five years of service in which the highest compensation was received. A Trustee must serve as director or trustee for any of the Board I Oppenheimer funds for at least 15 years to be eligible for the maximum payment. Each
Trustee's retirement benefits will depend on the amount of the Trustee's future compensation received by the Trustee for service in future fiscal years as well as the Trustee's length of service. The Fund cannot estimate the number of years of credited service that will be used to determine those benefits at this time. Therefore, the amount of the retirement benefits cannot be determined at this time.

         The Board of Trustees has adopted a Deferred  Compensation  Plan for Independent  Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  Under the plan, the  compensation  deferred by a Trustee is  periodically  adjusted as though an  equivalent  amount had been invested in shares of one or more  Oppenheimer  funds selected by the Trustee.  The amount paid to the Trustee under the plan will be determined  based upon the  performance of the selected funds.

         Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share.
The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any
Trustee. Pursuant to an order issued by the Securities and Exchange Commission, the Fund may invest in the funds selected by the
Trustee under the plan without shareholder approval.

         Information is given below about the executive officers who are not Trustees (or nominees to the Board) of the Fund, including their business experience during the past five years. Messrs. Murphy, Zack, Wixted, Molleur, and Bishop, and Mses. Feld and
Ives respectively hold the same offices with the other funds in the Oppenheimer family of funds.
----------------------------------------------- ----------------------------------------------------------------------
Name, Address,6 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served7
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Merrell Hora, Portfolio Manager,                Assistant  Vice  President  of  the  Manager  (since  July  1999);  a
(since July 1999)
Age: 33.                                        portfolio  manager  of other  Oppenheimer  funds;  formerly  a Senior
                                                Quantitative  Analyst for the Fixed Income Department's  Quantitative
                                                Analysis  Team  (July  1998 -  August  2000);  prior to  joining  the
                                                Manager in July 1998 he was a quantitative  analyst with a subsidiary of the Cargill  Financial  Services  Group  (January 1997 - September
                                                1997)  and  also  held  numerous   positions  at  the  University  of
                                                Minnesota from which he obtained his Ph.D. in Economics.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Jerry A. Webman, Portfolio Manager,             Senior Vice President and Senior Investment Officer and Director of
(since February 1996)                           the Fixed Income Department of the Manager (since February 1996);
Age: 52.                                        Senior Vice President of HarbourView Asset Management Corporation
                                                (since May 1999); a portfolio manager of other Oppenheimer funds;
                                                before joining the Manager in February 1996, he was a Vice President
                                                and portfolio manager with Prudential Investment Corporation (March
                                                1986 - February 1996).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since April   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary                       Senior Vice President (since May 1985) and General Counsel (since
(since November 1, 2001)                        February 2002) of the Manager; Assistant Secretary of Shareholder
Age: 53                                         Services, Inc. (since May 1985), Shareholder Financial Services,
                                                Inc. (since November 1989); OppenheimerFunds International Ltd. and
                                                Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly Acting General Counsel (November
                                                2001 - February 2002) and Associate General Counsel (1984 - October
                                                2001)
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since November 1,2001)                         an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since November 1,2001)                         an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since November 1,2001)                         1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------
--------
1 The address of each nominee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
2 If elected, each Trustee will serve for an indefinite term, until his or her resignation, death or removal.
3 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
4 If elected, Mr. Murphy will serve for an indefinite term, until his or her resignation, death or removal.
5 Includes shares owned by Mr. Murphy in other Oppenheimer Funds for which he serves as director or trustee.
6 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Messrs. Bishop and Wixted and Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924 .
7 Each Officer serves for an indefinite term, until his or her resignation, death or removal.
All officers serve at the pleasure of the Board.

         As of April 22, 2002, the Trustees, nominees for Trustee and officers, individually and as a group beneficially owned none of the outstanding Class A, Class B or Class C shares of the Fund.  The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above.  In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

                                             THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
                                          A VOTE FOR THE ELECTION OF EACH NOMINEE AS TRUSTEE

                                                      Introduction to Proposal 2

A.       What is the Historical Background of the Fund's Current Investment Policies?

         The Fund operates in accordance with its investment objective, policies and restrictions, which are described in its prospectus and statement of additional information (together, the "prospectus"). The Fund's policies generally are classified as either "fundamental" or "non-fundamental."  Fundamental policies can be changed only by a shareholder vote.  Non-fundamental policies may be changed by the Trustees without shareholder approval, although significant changes will be described in amendments to the
Fund's prospectus.

         The 1940 Act requires that certain policies of the Fund be classified as fundamental.  Proposal 2 is intended to modernize the Fund's policies as well as standardize its policies by reclassifying fundamental policies that are not required to be fundamental as non-fundamental or by eliminating them entirely.  The proposals are designed to provide the Fund with maximum flexibility to pursue its investment objective and respond to an ever-changing investment environment.  The Fund, however, has no current intention of significantly changing its actual investment strategies should shareholders approve the proposed changes.

         Subsequent to the Fund being established, certain regulatory requirements applicable to registered open-end investment companies (referred to as "mutual funds" in this Proxy Statement) changed.  For example, certain restrictions previously imposed by state regulations were preempted by the National Securities Markets Improvement Act of 1996 ("NSMIA"), and are no longer applicable to mutual funds.  As a result, the Fund currently is subject to several fundamental investment policies that are either more restrictive than required under current regulations or no longer required at all.

         With the passage of time, the development of new industry practices and changes in regulatory standards, several of the
Fund's fundamental policies are considered by the Trustees and the Manager to be unnecessary or unwarranted. The standardized policies proposed below would satisfy current federal regulatory requirements and are written to provide the Fund with flexibility to respond to future legal, regulatory, market and industry developments.  The proposed standardized changes will not affect the Fund's investment objective.

B.       Why do the Fund's Trustees Recommend the Proposed Changes?

         The Trustees believe standardizing and reducing the total number of investment policies that can be changed only by a shareholder vote will assist the Fund and the Manager in maintaining compliance with the various investment restrictions to which the
Fund is subject, and will help minimize the costs and delays associated with holding future shareholder meetings to revise fundamental investment policies that become outdated or inappropriate. The Trustees also believe that the Manager's ability to manage the Fund's assets in a changing investment environment will be enhanced, and that investment management opportunities will be increased by the proposed changes.

         Although the Trustees believe the proposed changes in fundamental investment policies will provide the Fund greater flexibility to respond to future investment opportunities, the Trustees do not anticipate that the changes, either individually or together, will result in a material change in the level of risk associated with investment in the Fund.  In addition, the Fund's
Trustees do not anticipate that the proposed changes will materially affect the manner in which the Fund is managed. In the future, if the Trustees determine to change materially the manner in which the Fund is managed, the Fund's prospectus will be amended to reflect such a change.

         The recommended changes are specified below. Shareholders are requested to vote on each sub-proposal in Proposal 2 separately.  If approved, the effective date of the sub-proposals will be delayed until the Fund's prospectus can be updated to reflect the changes. If any sub-proposal in Proposal 2 is not approved, the fundamental investment policy or policies covered in that sub-proposal will remain unchanged.

PROPOSAL 2: TO APPROVE THE ELIMINATION OR AMENDMENT OF CERTAIN FUNDAMENTAL INVESTMENT POLICIES OF THE FUND

A.       Purchasing Securities on Margin.

         The Fund is currently subject to a fundamental investment policy prohibiting it from purchasing securities other than hedging instruments on margin.  The existing policy is not required to be a fundamental investment policy under the 1940 Act.  It is proposed that this current fundamental policy prohibiting purchases of securities on margin be eliminated. The current fundamental investment policy is set forth below.

                                                      Current Fundamental Policy
                                                      --------------------------

              The Fund cannot purchase securities other than hedging instruments on margin. However, the Fund may obtain such short-term credits that may be necessary for the clearance of purchases and sales of securities.

         Margin purchases involve the purchase of securities with borrowed money and the 1940 Act imposes certain restrictions on borrowing as discussed in detail below under Proposals 2.G. and 2.H. ("Borrowing" and "Pledging, Mortgaging or Hypothecating Assets,"
respectively).  "Margin" is the cash or securities that the borrower places with a broker as collateral against the loan.  Although the Fund's current fundamental investment policy prohibits it from purchasing securities on margin, the 1940 Act permits the Fund to obtain such short-term credits as may be necessary for the clearance of transactions.  In addition, SEC staff interpretations permit mutual funds to make margin payments in connection with the purchase and sale of futures contracts and options on futures contracts.

         As a result of NSMIA, the state restrictions regarding margin purchases no longer apply to the Fund. The Trustees recommend that shareholders eliminate this fundamental investment policy in order to conform the Fund's policy with that of other Oppenheimer funds.

         Elimination of this fundamental investment policy is unlikely to affect management of the Fund and is not expected to materially increase the risk of an investment in the Fund.  The Fund would continue to be prohibited from purchasing securities on margin.  However, consistent with the 1940 Act, the Fund would continue to be able to obtain such short-term credits as may be necessary for clearance of transactions and to make margin payments in connection with the purchase and sale of futures contracts and options on futures contracts.

B.       Making Short Sales.

         The Fund is currently subject to a fundamental investment policy prohibiting it from purchasing securities other than hedging instruments on margin or engaging in short sales.  The existing policy is not required to be a fundamental investment policy under the 1940 Act.  It is proposed that this current fundamental policy prohibiting purchases of securities on margin or engaging in short sales be eliminated. The current fundamental investment policy is set forth below.

                                                      Current Fundamental Policy
                                                      --------------------------

              The Fund cannot make short sales.

         In a short sale, an investor sells a borrowed security with a corresponding obligation to the lender to return the identical security. In an investment technique known as a short sale "against-the-box," an investor sells short while owning the same securities in the same amount, or having the right to obtain equivalent securities.  The investor could have the right to obtain equivalent securities, for example, through ownership of options or convertible securities.

         A short sale is a form of leverage. Leverage exists when a fund has the right to a return on an investment that exceeds the amount the fund contributed to the investment. The use of leverage exposes shareholders and their investments in a fund to a greater risk of loss. For example, engaging in short sales may cause the value of a fund's shares to be more volatile than if the fund did not engage in short selling. In addition, in a short sale, there is a risk that the investor may have to buy the security later at a price higher than the sales price and incur a loss as a result.

         As a result of NSMIA, the state restrictions regarding short sales no longer apply to the Fund. The Trustees recommend that shareholders eliminate this fundamental investment policy in order to conform the Fund's policy with that of other Oppenheimer funds.

         Elimination of this fundamental investment policy is unlikely to affect management of the Fund and is not expected to materially increase the risk of an investment in the Fund.  Although the Fund would be permitted to sell securities short, should shareholders approve this sub-proposal, the Fund would have to maintain the asset coverage required by the 1940 Act if it were to sell securities short.  If the Fund's Manager and its Trustees believed that it was in the best interests of the Fund to engage in short sales to a significant degree, the Fund's prospectus would have to be updated to reflect that change in policy.

         Although the Fund would be permitted to sell securities short if shareholders approve this sub-proposal, the Fund would have to segregate liquid assets to cover its obligation under any short sale. If the Fund's Manager and its Trustees believed that it was in the best interests of the Fund to engage in short sales to a significant degree, the Fund's prospectus would have to be updated to reflect that change in policy. Among other things, the prospectus would be updated to describe in detail the risks associated with short sales.

C.       Real Estate.

         The Fund is currently subject to a fundamental investment policy prohibiting it from purchasing real estate. The Fund's policy regarding investments in real estate is required to be fundamental.  Although this policy does not prohibit the Fund from investing in hedging instruments or structured notes whose returns are linked to the returns of physical commodities or currencies, the Fund's Trustees propose that the Fund's current fundamental policy be clarified and remain a fundamental policy as indicated
below.

                    Current Fundamental Policy                                Proposed Fundamental Policy
                    --------------------------                                ---------------------------
 The Fund cannot invest in real estate.                        The  Fund   cannot   invest  in  real   estate,   physical
 This restriction shall not prevent the Fund from              commodities or commodity  contracts,  except to the extent
 Investing in municipal securities or other                    permitted  under  the 1940 Act,  the rules or  regulations
 Permitted securities that are secured by real                 thereunder  or any exemption  therefrom,  as such statute,
 Estate or interests in real estate.                           rules or regulations  may be amended or  interpreted  from time to time.

         The existing and proposed policies permit the Fund to: (1) invest in debt securities secured by real estate or interests in real estate, or issued by companies, including real estate investment trusts, that invest in real estate or interests in real estate;
(2) invest in hedging instruments permitted by any of its other investment policies; and (3) buy and sell options, futures, securities or other instruments backed by, or the investment return of which is linked to changes in the price of physical commodities or currencies. In addition to the foregoing, the Fund will maintain its fundamental policy prohibiting it from buying or selling futures contracts other than interest rate futures and municipal bond index futures. Therefore, amending the existing policy as proposed is not expected to increase the risk of an investment in the Fund.

         The purpose of this proposal is to clarify the Fund's permitted investments and to conform the Fund's policy in this area with that of other Oppenheimer funds.  The Trustees believe that standardized policies will assist the Fund and the Manager in maintaining compliance with the various investment restrictions to which the Oppenheimer funds are subject.

D.  Purchasing Securities of Issuers in which Officers or Trustees Have An Interest.

         The Fund is currently subject to a fundamental investment policy prohibiting it from investing in or holding the securities of an issuer if the officers and Trustees of the Fund or the Manager individually beneficially own1/2of 1% of such securities and together own more than 5% of such securities. It is proposed that the current fundamental policy be eliminated.  The current fundamental investment policy is set forth below.

                                                      Current Fundamental Policy
                                                      --------------------------

              The Fund cannot invest in or hold securities of any issuer if officers and Trustees of the Fund or the
              Manager individually beneficially own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.

Elimination of this fundamental policy is unlikely to affect management of the Fund, and is expected to materially increase the risk of an investment in the Fund.  This policy was originally adopted to address then existing state requirements in connection with the registration of shares of the Fund for sale in a particular state or states.  As a result of NSMIA, the state restriction no longer applies to the Fund.

         The Trustees recommend that shareholders eliminate this fundamental investment policy in order to conform the Fund's policy in this area with that of other Oppenheimer funds.  In addition, the Trustees believe that its elimination could increase the Fund's flexibility when choosing investments in the future.

E.  Industry Concentration

         The Fund currently has a fundamental investment policy prohibiting it from "concentrating" its investments, that is, investing "more than 25%" of its total assets in any one industry, excluding securities issued or guaranteed by the United States government or its agencies and instrumentalities.  Consistent with the SEC staff's interpretation of "concentration" under the 1940
Act, the Fund interprets this policy to apply to "25% or more" of its total assets rather than "more than 25%."  The Fund's Trustees propose that the Fund's industry concentration policy remain fundamental, but be amended to state that it applies to "25% or more" of the Fund's total assets and to clarify that the policy does not apply to investments in securities issued by other mutual funds. The
Trustees believe that amending this policy as proposed will not affect management of the Fund.  The current and proposed policies are stated below.

      Current Fundamental Policy                                              Proposed Fundamental Policy
      --------------------------                                              ---------------------------
 The Fund cannot  concentrate its investments to the             The Fund cannot  invest 25% or more of its total  assets
 extent of 25% of its total assets in any  industry.             in any one  industry.  That  limit  does  not  apply  to
 However,  there is no  limitation  as to the Fund's             securities  issued or guaranteed by the U.S.  government
 investments  in municipal  securities in general or             or its  agencies  and  instrumentalities  or  securities
 in   California   Municipal   securities,   or   in             issued by  investment  companies.  Nor does  that  limit
 obligations  issued by the U.S.  Government and its             apply  to   municipal   securities   in  general  or  to
 agencies or instrumentalities.                                  California Municipal Securities.

The purpose of this proposal is to clarify the Fund's fundamental policy on industry concentration and to conform the Fund's policy in this area to one that is consistent with that of other Oppenheimer funds.  The Trustees believe that standardized policies will assist the Fund and the Manager in maintaining compliance with the various investment policies to which the Oppenheimer funds are subject.  If shareholders approve this proposal, the Fund would be permitted to enter into a fund-of-funds arrangement as discussed in detail below under Proposal 2.F. ("Investing in Other Investment Companies"), including the risks associated with a fund-of-funds arrangement.

F.  Investing in Other Investment Companies.

         The Fund is currently subject to a fundamental investment policy limiting its investment in securities of other investment companies.  It is proposed that the current fundamental policy be eliminated and replaced with a revised non-fundamental policy that can be changed in the future without shareholder approval.  The current and proposed investment policies are set forth below.

                    Current Fundamental Policy                              Proposed Non-Fundamental Policy
                    --------------------------                              -------------------------------
 The Fund  cannot  invest in  securities  of any other          The Fund cannot invest in securities of other  investment
 investment   company  except  in  connection  with  a          companies,  except to the extent permitted under the 1940
 merger with another investment company.                        Act,  the  rules  or   regulations   thereunder   or  any
                                                                exemption   therefrom,   as  such   statute,   rules   or
                                                                regulations  may be amended or  interpreted  from time to
                                                                time.

         The existing policy is not required to be fundamental under the 1940 Act.  The purpose of this proposal is to provide the
Fund with the maximum flexibility permitted by law to pursue its investment objective.

         The ability of the Fund to invest in other mutual funds is restricted by Section 12(d)(1) of the 1940 Act.  NSMIA amended
Section 12 to permit mutual funds to enter into so-called fund-of-funds or master/feeder arrangements with other mutual funds in a fund complex, and granted the SEC broad powers to provide exemptive relief for these purposes.  The Fund is a party to an exemptive order from the SEC permitting it to enter into a fund-of-funds arrangement with other affiliated funds. Elimination of this fundamental investment policy is necessary to permit the Fund to take advantage of the exemptive relief.  However, the Fund does not
currently anticipate participating in a fund-of-funds arrangement   Although it may do so in the future should shareholders approve this proposal, the Fund's prospectus would have to be updated to reflect such a change in policy.

         An investment in another mutual fund may result in the duplication of expenses.  Should the Trustees determine in the future that the Fund's participation in fund-of-funds arrangement is in the best interests of the Fund, the Trustees would consider and take steps to mitigate the potential for duplication of fees in determining whether the Fund's participation in such an arrangement is suitable for the Fund and its shareholders.

G. Borrowing.

         The 1940 Act imposes certain  restrictions on the borrowing  activities of mutual funds. A fund's  borrowing  policy must be a fundamental investment policy.

         The restrictions on borrowing are designed to protect mutual fund shareholders and their investments in a fund by limiting a fund's ability to leverage its assets. Leverage exists when a fund has the right to a return on an investment that exceeds the amount the fund contributed to the investment.  Borrowing money to make an investment is an example of how a fund may leverage its assets.

         A mutual fund may borrow money to meet redemptions in order to avoid forced, unplanned sales of portfolio securities.  This technique allows a fund greater flexibility to buy and sell portfolio securities for investment or tax considerations rather than for cash flow considerations.  Some mutual funds also borrow for investment purposes. The Fund currently does not borrow for investment purposes, which may cause the value of its shares to be more volatile than a fund that does not borrow for investment purposes.

         There are risks associated with borrowing. Borrowing exposes shareholders and their investments in a fund to a greater risk of loss.  For example, borrowing may cause the value of a fund's shares to be more volatile than if the fund did not borrow.  In addition, to the extent a fund borrows, it will pay interest on the money that it borrows, and that interest expense will raise the overall expenses of the fund and reduce its returns.  The interest payable on the borrowed amount may be more (or less) than the return the fund receives from the securities purchased with the borrowed amount.  Whether or not this sub-proposal is approved by shareholders, the Fund currently does not anticipate that, under normal market conditions, its borrowings would exceed ten (10)
percent of its total assets.

         The Fund is currently subject to a fundamental investment policy concerning borrowing that is more restrictive than required by the 1940 Act. As amended, the Fund's policy on borrowing would remain a fundamental policy changeable only by the vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act.

         The current and proposed fundamental investment policies are set forth below. The current policy on borrowing requires the
Fund to borrow only from banks for temporary purposes, and limits the Fund's borrowing to 10% of its total assets. The Fund's current policy also prohibits the Fund from borrowing for investment or leverage purposes. The Trustees propose that the current policy be amended to permit the Fund to borrow as permitted under the 1940 Act.

                    Current Fundamental Policy                                Proposed Fundamental Policy
                    --------------------------                                ---------------------------

 The Fund cannot borrow money, in excess of 10% of the value   The Fund may not borrow money, except to the extent
 of its total assets. It cannot buy any additional             permitted under the 1940 Act, the rules or regulations
 investments when borrowings exceed 5% of its assets. The      thereunder or any exemption therefrom that is applicable
 Fund may borrow only from banks as a temporary measure for    to the Fund, as such statute, rules or regulations may be
 extraordinary or emergency purposes, and not for the          amended or interpreted from time to time.
 purpose of leveraging its investments.

         Currently, under the 1940 Act, a mutual fund may borrow only from banks and the maximum amount it may borrow is up to one-third of its total assets (including the amount borrowed).  A fund may borrow up to 5% of its total assets for temporary purposes from any person. Under the 1940 Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and
not extended or renewed.   If shareholders approve this sub-proposal, the Fund's current fundamental policy will be replaced by the proposed fundamental policy and the Fund's prospectus will be updated to describe the current restrictions regarding borrowing under the 1940 Act, the rules and regulations thereunder and any exemptions applicable to the Fund.

         If this sub-proposal and the lending sub-proposal described below in Paragraph 2.I. ("Lending") are approved by shareholders, and the Fund were to seek and obtain the necessary regulatory relief, it would be possible for the Fund to borrow from and lend to other Oppenheimer funds whose policies permit such activity and that have obtained the necessary regulatory relief as well. If all of the pre-conditions noted in the preceding sentence were satisfied and the Fund's Trustees were to determine that it was in the Fund's best interest to borrow from or lend to other Oppenheimer funds, the Fund's prospectus would be updated to reflect such a practice.

H. Pledging, Mortgaging or Hypothecating Assets.

         The Fund is currently subject to a fundamental investment policy concerning the pledging, mortgaging or hypothecating of the
Fund's assets.  It is proposed that this current fundamental investment policy be eliminated.

                                                      Current Fundamental Policy
                                                      --------------------------

                  The Fund cannot pledge, mortgage or otherwise encumber, transfer or assign its assets to secure a debt. However, the use of escrow or other collateral arrangements in connection with hedging instruments is permitted.

         The existing policy concerning pledging, mortgaging or hypothecating of the Fund's assets is not required to be fundamental under the 1940 Act, and the Trustees believe that the Fund should be provided with the maximum flexibility permitted by law to pursue its investment objective.  The Trustees recommend that the policy regarding pledging, mortgaging or hypothecating be eliminated so that the Fund may enter into collateral arrangements in connection with its borrowing requirements consistent with its other investment policies, including its policies regarding borrowing and issuing senior securities.  The risks associated with borrowing are discussed in detail under Proposal 2.G. ("Borrowing").

I.  Lending.

         Under the 1940 Act, a fund's  policy  regarding  lending  must be  fundamental.  It is proposed  that the current  fundamental policy be  replaced by a revised  fundamental  policy  that  permits the Fund to engage in lending to the extent the Fund's  lending is consistent  with the 1940 Act, the rules  thereunder  or any  exemption  from the 1940 Act that is applicable to the Fund. In addition, the Fund also  proposes to clearly state that  investments  in debt  instruments  or other similar  evidences of  indebtedness  are not prohibited by the Fund's investment policy on making loans.

               Current Fundamental Policy                                Proposed Fundamental Policy
               --------------------------                                ---------------------------
 The Fund cannot make loans.  However,  repurchase        The Fund cannot make loans, except to the extent
 agreements and the purchase of debt securities in        permitted under the 1940 Act, the rules or regulations
 accordance with the Fund's other investment policies     thereunder or any exemption therefrom that is applicable
 and restrictions are permitted.  The Fund may also       to the Fund, as such statute, rules or regulations may be
 lend its portfolio securities as described in "Loans     amended or interpreted from time to time.
 of Portfolio Securities".

         Currently, the 1940 Act permits (a) lending of securities, (b) purchasing debt instruments or similar evidences of indebtedness, and (c) investing in repurchase agreements. If shareholders approve this sub-proposal, the Fund's current fundamental policy will be replaced by the proposed fundamental policy and the Fund's prospectus will be updated to reflect the 1940 Act's current restrictions regarding lending.  The Fund, however, currently does not anticipate making loans, which are subject to the risk that the borrower may fail to pay interest due under the terms of the loan or repay the principal amount loaned.

         If this sub-proposal and the borrowing sub-proposal described above in Paragraph 2.G. ("Borrowing") are approved by shareholders, and the Fund were to seek and obtain the necessary regulatory relief, it would be possible for the Fund to lend to and borrow from other Oppenheimer funds whose policies permit such activity and that have obtained the necessary regulatory relief as well. If all of the pre-conditions noted in the preceding sentence were satisfied and the Fund's Trustees were to determine that it was in the Fund's best interest to lend to or borrow from other Oppenheimer funds, the Fund's prospectus would be updated to reflect such a practice.

                                             THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
                                          THAT YOU APPROVE EACH SUB-PROPOSAL DESCRIBED ABOVE

                                            PROPOSAL 3: TO AUTHORIZE THE TRUSTEES TO ADOPT

                                             AN AMENDED AND RESTATED DECLARATION OF TRUST

Introduction to Proposal 3

What is a Declaration of Trust?

         The Fund, like other mutual funds, is subject to comprehensive federal regulation, particularly under the 1940 Act.
Additionally, like other mutual funds, governance of the Fund is subject to the law of the state in which the Fund is organized.  The
Fund is organized as a Massachusetts business trust, and therefore is subject to Massachusetts law as it applies to Massachusetts business trusts.

         Under Massachusetts law, a business trust generally operates under an organizational document known as a declaration of trust, which sets forth various provisions related to governance of the trust and the authority of the trust to conduct its business.  As a Massachusetts business trust, the Fund is governed by a declaration of trust.

         The Board of Trustees has approved an Amended and Restated Declaration of Trust for the Fund in the form attached to this
Proxy Statement as Exhibit A ("New Declaration of Trust"), and unanimously recommends that the shareholders of the Fund authorize the
Trustees to adopt the New Declaration of Trust.  Adoption of the New Declaration of Trust will not result in any changes in the
Fund's Trustees or officers or in the investment policies and shareholder services described in the Fund's current prospectus.

         Generally, shareholder approval is required to amend the existing Declaration of Trust ("Current Declaration of Trust").  As
a result, the Trustees approved the form of the New Declaration of Trust and recommended the submission of the New Declaration of
Trust to the Fund's shareholders for their authorization at this Meeting.

Why do the Fund's Trustees Recommend Approval of the New Declaration of Trust?

         The New Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust, and going forward, will be used as the standard Declaration of Trust for all new Oppenheimer funds organized as Massachusetts business trusts.
The Trustees believe adoption of the New Declaration of Trust will result in more efficient and economical governance of the Fund.

         The New Declaration of Trust provides the Trustees with more flexibility and broader authority than under the Current
Declaration of Trust. This increased flexibility is intended to allow the Trustees to react more quickly to changes in competitive and regulatory conditions, and as a consequence, may allow the Fund to operate in a more efficient and economical manner.  Although the New Declaration of Trust reduces or removes certain shareholder voting and other rights as more fully discussed below, adoption of the New Declaration of Trust will not affect any of the protections of afforded to shareholders under federal law.

         Furthermore, adoption of the New Declaration of Trust would not alter the Trustees' existing fiduciary obligations to act with due care and in the shareholders' best interests. Before utilizing any new flexibility that the New Declaration of Trust would afford, the Trustees would first have to consider the shareholders' interests and then act in accordance with those interests.

Proposed Changes to the Current Declaration of Trust.

         The New Declaration of Trust would amend the Current Declaration of Trust in a number of ways. The significant amendments are submitted for a separate vote by shareholders and are set forth as Proposals 3.A., 3.B., and 3.C.  The remaining changes will be voted on as a single proposal, 3.D.  If one or more of the Proposals is not approved by shareholders, the Trustees will not include those Proposals in the New Declaration of Trust.

         In addition to the changes described below, there are other differences between the New Declaration of Trust and the Current
Declaration of Trust that the Trustees believe are non-material. The following discussion is qualified in its entirety by reference to the New Declaration of Trust itself, which is attached as Exhibit A to this Proxy Statement.

A.       Future Amendments of the Declaration of Trust.

         The Current Declaration of Trust generally gives shareholders the exclusive power to amend the Declaration of Trust with certain limited exceptions.  The New Declaration of Trust, on the other hand, would permit the Trustees to amend the Declaration of
Trust without shareholder approval with certain exceptions.

         Under the New Declaration of Trust, shareholders generally would have the right to vote on any amendment affecting shareholders' right to vote, the New Declaration of Trust's amendment provisions, shareholders' rights to indemnification and shareholders' rights to vote on the merger or sale of the Fund's, series', or class's assets to another operating mutual fund.

         By allowing amendment of the Declaration of Trust without shareholder approval, the New Declaration of Trust would give the
Trustees the authority to react quickly to changes in competitive and regulatory conditions, and as a result, may allow the Fund to operate in a more efficient and economical manner. As noted above, such increased authority would remain subordinate to the Trustees'
continuing fiduciary obligations to act with due care and in the shareholders' interest.

B.       Reorganization of the Trust or Its Series or Classes.

         Unlike the Current Declaration of Trust, the New Declaration of Trust generally would permit the Trustees, subject to applicable federal and state law, to reorganize the Fund or any of its series or classes into a newly formed entity without shareholder approval. The Current Declaration of Trust requires shareholder approval in order to reorganize the Fund or any of its series or classes. Currently, the Fund is the sole series of the Massachusetts business trust

         Under certain circumstances, it may not be in the shareholders' interests, due to the costs involved, to require a shareholder meeting to permit the Fund or a series of the Fund to reorganize into a newly formed entity. For example, in order to reduce the cost and scope of state regulatory constraints or to take advantage of a more favorable tax treatment offered by another state, the Trustees may determine that it would be in the shareholders' interests to change its legal form or to reorganize the Fund or a series of the Fund so that it is domiciled in another state. Under the Current Declaration of Trust, the Trustees cannot effectuate such a potentially beneficial reorganization without first conducting a shareholder meeting and incurring the attendant costs and delays.

         In contrast, the New Declaration of Trust would give the Trustees the flexibility to reorganize the Fund or any of its series into a newly formed entity and achieve potential shareholder benefits without incurring the delay and costs of a proxy solicitation. Such flexibility should help to assure that the Fund operates under the most appropriate form of organization.

         Nonetheless, the Trustees have no intention of reorganizing the Fund into a newly formed entity at this time, and before allowing a reorganization to proceed without shareholder approval, the Trustees would have a fiduciary responsibility to first determine that the proposed transaction is in the shareholders' interest. Any exercise of the Trustees' increased authority under the
New Declaration of Trust is subject to applicable requirements of the 1940 Act and Massachusetts law. Of course, in all cases, the
New Declaration of Trust would require that shareholders receive written notification of any reorganization.

         The New Declaration of Trust would not give the Trustees the authority to merge the Fund or a series of the Fund with
                                      ---------
another operating mutual fund or sell all or a portion of the assets of the Fund or a series to another operating mutual fund without first seeking shareholder approval. Under the New Declaration of Trust, shareholder approval would still be required for those transactions.

C.       Involuntary Redemptions.

         The New Declaration of Trust would clarify that the Fund may redeem shares of a class or series held by a shareholder for any reason, including but not limited to the following: reimbursing the Fund or the Fund's distributor for the shareholder's failure to make timely and good payment for shares of the Fund; failure to supply a tax identification number required to establish an account; pursuant to authorization by a shareholder to pay fees or make other payments to third parties; failure to maintain a minimum account balance as established by the Trustees from time to time in order to promote administrative efficiencies and cost savings for the Fund; or adverse tax or other legal consequences to the Fund or the other shareholders as a result of the existence or nature of a shareholder's interest in the Fund.

         Although the Trustees are authorized to involuntarily redeem shares without prior notice under both the Current Declaration of Trust and the New Declaration Trust, the Fund generally would provide prior notice of any plan to involuntarily redeem shares absent extraordinary circumstances.

         Of course, the exercise of the power granted to the Trustees under the New Declaration Trust to involuntarily redeem shares would be subject to the Trustees' fiduciary obligation to the shareholders and any applicable provisions under the 1940 Act and the rules adopted thereunder. The staff of the Securities and Exchange Commission takes the position that the 1940 Act generally prohibits involuntary redemptions.  However, in limited circumstances, the staff has granted enforcement no-action relief for involuntary redemptions.

D.  Other Changes Under the New Declaration of Trust.

          In addition to the changes described above, the New Declaration of Trust would modify the Current Declaration of Trust in a number of important ways, including, but not limited to, the following.

a.       The New Declaration of Trust would clarify that no shareholders of any series or class shall have a claim on the assets of another series or class.

b.       As a general matter, the New Declaration of Trust would modify the Current Declaration of Trust to incorporate appropriate references to classes of shares.

c.       The New Declaration of Trust would modify the Current Declaration of Trust by changing the par value of the Trust's shares from no par value to $.001 par value.

d.       The New Declaration of Trust would modify the Current Declaration of Trust by giving the Trustees the power to effect a reverse stock split, and to make distributions in-kind.

e.       The New Declaration of Trust would modify the Current Declaration of Trust so that all shares of all series vote together on issues to be voted on unless (i) separate series or class voting is otherwise required by the 1940 Act or the instrument establishing such Shares, in which case the provisions of the 1940 Act or such instrument, as applicable, will control, or (ii) the issue to be voted on affects only particular series or classes, in which case only the series or classes affected will be entitled to vote.

f.       The New Declaration of Trust would clarify that proxies may be voted pursuant to any computerized, telephonic or electronic means, that shareholders receive one vote per share and a proportional fractional vote for each fractional share, and that, at a meeting, shareholders may vote on issues with respect to which a quorum is present, while adjourning with respect to issues for which a quorum is not present.

g.       The New Declaration of Trust would clarify various existing trustee powers. For example, the New Declaration of Trust clarifies that the Trustees may: appoint and terminate agents and consultants and hire and terminate employees;
                      in addition to banks and trust companies, the Trustees may employ as fund custodians, companies that are members of a national securities exchange or other entities permitted under the 1940 Act; retain one or more transfer agents and employ sub-agents; delegate authority to investment advisors and other agents or independent contractors; pledge, mortgage or hypothecate the assets of the Trust; operate and carry on the business of an investment company; the Trustees may sue or be sued in the name of the Trust; make loans of cash and/or securities; enter into joint ventures, general or limited partnerships and other combinations or associations; endorse or guarantee the payment of any notes or other obligations of any person or make contracts of guarantee or suretyship or otherwise assume liability for payment; purchase insurance and/or bonding; pay pensions and adopt retirement, incentive and benefit plans; and adopt 12b-1 plans (subject to shareholder approval).

h.       The New Declaration of Trust would clarify that a trust is created and not a partnership, joint stock association, corporation, bailment, or any other form of legal relationship, and expressly disclaims shareholder and Trustee liability for the acts and obligations of the Trust.  Both the Current Declaration of Trust and the New
                      Declaration of Trust provide that neither the shareholders nor the Trustees shall be liable for obligations of the Fund.  The express disclaimer of shareholder and Trustee liability for obligations of the Fund in the New
                      Declaration of Trust is intended solely to clarify that provision.  In addition, as required by the 1940 Act, both the Current Declaration of Trust and the New Declaration of Trust provide that nothing in them shall protect an officer or Trustee of the Fund from liability related to their willful misfeasance, bad faith, gross negligence or reckless disregard for their duties.

i.       The New Declaration of Trust would clarify that the Trustees shall not be responsible or liable for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer agent of the Trust nor shall a Trustee be responsible for the act or omission of any other Trustee.  As previously noted, both the Current Declaration of Trust and the New
                      Declaration of Trust provide that nothing in them shall protect an officer or Trustee of the Fund from liability related to their willful misfeasance, bad faith, gross negligence or reckless disregard for their duties.

         A vote in favor of this proposal  will  authorize  the Trustees to adopt all of the other  changes to the New  Declaration  of
Trust, except those specifically set forth in Proposals 3.A-3.C. upon which shareholders are voting separately.

                                         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU
                                               APPROVE EACH SUB-PROPOSAL DESCRIBED ABOVE

                                                      INFORMATION ABOUT THE FUND

Fund Information. As of the close of business on April 22, 2002, the Fund had 52,412,730.598 shares outstanding, consisting of
37,936,489.001 Class A, 12,343,493.844 Class B and 2,132,747.753 Class C shares. Each share has voting rights as stated in this Proxy
Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

Beneficial Owners. Occasionally, the number of shares of the Fund held in "street name" accounts of various securities dealers for the benefit of their clients as well as the number of shares held by other shareholders of record may exceed 5% of the total shares outstanding. As of April 22, 2002, the only persons who owned of record or were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

         MLPF & S, FBO Sole Benefit of its Customers, Attn. Fund Admn. #97BH8, 4800 Deer Lake Drive East, Floor 3,
         Jacksonville, FL 32246-6484, which owned 693,832.354 shares (5.62% of the then-outstanding shares).

The Manager, the Distributor and the Transfer Agent. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business pursuant to its investment advisory agreement with the Fund.  OppenheimerFunds
Distributor, Inc. (the "Distributor"), a wholly owned subsidiary of the Manager, is the general distributor of the Fund's shares.
OppenheimerFunds Services, a division of the Manager, located at 6803 South Tucson Way, Englewood, CO 80112, serves as the transfer and shareholder servicing agent (the "Transfer Agent") for the Fund, for which it was paid $180,934 by the Fund during the fiscal year ended July 31, 2001.

The Manager and its subsidiaries and affiliates managed assets of more than $130 billion as of March 31, 2002, including other
Oppenheimer funds with more than 6.3 million shareholder accounts. The Manager is a wholly owned subsidiary of Oppenheimer
Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). The Manager,
the Distributor and OAC are located at 498 Seventh Avenue, New York, New York 10018. MassMutual is located at 1295 State Street,
Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds
5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851.

The common stock of OAC is divided into three classes. At December 31, 2001, MassMutual held (i) all of the 21,600,000 shares of
Class A voting stock, (ii) 12,642,025 shares of Class B voting stock, and (iii) 21,178,801 shares of Class C non-voting stock. This collectively represented 95.35% of the outstanding common stock and 96.46% of the voting power of OAC as of that date. Certain officers and/or directors of the Manager held (i) 884,810 shares of the Class B voting stock, representing 1.52% of the outstanding common stock and 2.49% of the voting power, (ii) 537,090 shares of Class C non-voting stock, and (iii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 8,395,700 shares of Class C non-voting stock.  That group includes persons who serve as officers of the Fund, including John V. Murphy, who serves as a Trustee of the Fund.

Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on, among other things, the revenue, income, working capital, and excess cash of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price.
There were no transactions by a person who serves as a Trustee of the Fund during the period June 30, 2000 to December 31, 2001.

The names and principal occupations of the executive officers and directors of the Manager are as follows: John Murphy, Chairman,
President, Chief Executive Officer and a director; Jeremy Griffiths, Executive Vice President, Chief Financial Officer and a
director; O. Leonard Darling, Vice Chairman, Executive Vice President, Chief Investment Officer and a director; George Batejan,
Executive Vice President and Chief Information Officer; Robert G. Zack, Senior Vice President and General Counsel; Craig Dinsell,
James Ruff and Andrew Ruotolo, Executive Vice Presidents; Brian W. Wixted, Senior Vice President and Treasurer; and Charles Albers,
Victor Babin, Bruce Bartlett, Robert A. Densen, Ronald H. Fielding, P. Lyman Foster, Robert B. Grill, Robert Guy, Steve Ilnitzki,
Lynn Oberist Keeshan, Thomas W. Keffer, Avram Kornberg, John S. Kowalik, Chris Leavy, Andrew J. Mika, David Negri, David Robertson,
Richard Rubinstein, Arthur Steinmetz, John Stoma, Jerry A. Webman, William L. Wilby, Donna Winn, Kenneth Winston, Carol Wolf, Kurt
Wolfgruber and Arthur J. Zimmer, Senior Vice Presidents. These officers are located at one of the three offices of the Manager: 498
Seventh Avenue, New York, NY 10018; 6803 South Tucson Way, Englewood, CO 80112; and 350 Linden Oaks, Rochester, NY 14625-2807.

Custodian. Citibank, N.A., 399 Park Avenue, New York, NY  10043, acts as custodian of the Fund's securities and other assets.

Reports to Shareholders and Financial Statements. The Annual Report to Shareholders of the Fund, including financial statements of the Fund for the fiscal year ended July 31, 2001, has previously been sent to shareholders. The Semi-Annual Report to Shareholders of the Fund as of January 31, 2002 also has previously been sent to shareholders. Upon request, shareholders may obtain without charge a copy of the Annual Report and Semi-Annual Report by writing the Fund at the address above, calling the Fund at 1.800.708.7780 or visiting the Manager's web site at www.oppenheimerfunds.com.  The Fund's transfer agent will provide a copy of the reports promptly upon request.

To avoid sending duplicate copies of materials to households, the Fund mails only one copy of each annual and semi-annual report to shareholders having the same last name and address on the Fund's records.  The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expenses.

If you want to receive multiple copies of these materials or request householding in the future, you may call the Transfer Agent at
1.800.708.7780.  You may also notify the Transfer Agent in writing. Individual copies of prospectuses and reports will be sent to you within 30 days after the Transfer Agent receives your request to stop householding.

                                           FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Solicitation  of Proxies.  The cost of preparing,  printing and mailing the proxy ballot,  notice of meeting,  and this Proxy Statement and all other costs  incurred  with the  solicitation  of proxies,  including  any  additional  solicitation  by letter,  telephone  or otherwise,  will be paid by the Fund.  In addition to  solicitations  by mail,  officers of the Fund or officers  and  employees of the
Transfer Agent, without extra compensation, may conduct additional solicitations personally or by telephone.

Proxies  also may be solicited  by a proxy  solicitation  firm hired at the Fund's  expense to assist in the  solicitation  of proxies.
Currently,  if the Fund determines to retain the services of a proxy  solicitation  firm, the Fund  anticipates  retaining Alamo Direct
Mail  Services,  Inc.  Any proxy  solicitation  firm  engaged by the Fund,  among other  things,  will be: (i) required to maintain the confidentiality  of all shareholder  information;  (ii) prohibited from selling or otherwise  disclosing to any third party shareholder information; and (iii) required to comply with applicable state telemarketing laws.

If the Fund does engage a proxy solicitation,  as the Meeting date approaches,  certain  shareholders of the Fund may receive telephone calls  from a  representative  of the  solicitation  firm if  their  vote  has not yet  been  received.  Authorization  to  permit  the solicitation  firm to execute  proxies may be obtained by  telephonic  instructions  from  shareholders  of the Fund.  Proxies that are obtained  telephonically  will be recorded in accordance  with the procedures set forth below.  These  procedures have been designed to reasonably  ensure that the identity of the shareholder  providing  voting  instructions  is accurately  determined and that the voting instructions of the shareholder are accurately recorded.

In all cases where a telephonic proxy is solicited, the solicitation firm representative is required to ask for each shareholder's full name, address, the last four digits of the shareholder's social security or employer identification number, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation) and to confirm that the shareholder has received the
Proxy Statement and ballot in the mail.  If the information solicited agrees with the information provided to the solicitation firm, the solicitation firm representative has the responsibility to explain the process, read the proposals listed on the proxy ballot, and ask for the shareholder's instructions on such proposals.  The solicitation firm representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote.  The solicitation firm representative may read any recommendation set forth in the Proxy Statement.  The solicitation firm representative will record the shareholder's instructions.  Within 72 hours, the shareholder will be sent a confirmation of his or her vote asking the shareholder to call the solicitation firm immediately if his or her instructions are not correctly reflected in the confirmation.

It is anticipated the cost of engaging a proxy solicitation firm would not exceed $5,000 plus the additional out-of-pocket costs,
                                                                                         ----
that may be substantial, incurred in connection with contacting those shareholders that have not voted.  Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies.  For those services, they will be reimbursed by the Fund for their expenses.

If the shareholder wishes to participate in the Meeting, but does not wish to give his or her proxy telephonically, the shareholder may still submit the proxy ballot originally sent with the Proxy Statement in the postage paid envelope provided or attend in person.  Should shareholders require additional information regarding the proxy ballot or a replacement proxy ballot, they may contact us toll-free at 1.800.708.7780.  Any proxy given by a shareholder, whether in writing or by telephone, is revocable as described below under the paragraph entitled "Revoking a Proxy."

Please take a few moments to complete your proxy promptly.  You may provide your completed proxy via facsimile, telephonically or by mailing the proxy ballot in the postage paid envelope provided.  You also may cast your vote by attending the Meeting in person.

Telephone Voting.  The Fund has arranged to have votes recorded by telephone.  Shareholders must enter a unique control number found on their respective proxy ballots before providing voting instructions by telephone.  After a shareholder provides his or her voting instructions, those instructions are read back to the shareholder and the shareholder must confirm his or her voting instructions before disconnecting the telephone call.  The voting procedures used in connection with telephone voting are designed to reasonably authenticate the identity of shareholders, to permit shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.

Voting By Broker-Dealers. Shares owned of record by a broker-dealer for the benefit of its customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted by applicable stock exchange rules) vote, as record holder of such shares, for the election of Trustees and on the
Proposals in the same proportion as that broker-dealer votes street account shares for which it has received voting instructions in time to be voted. Beneficial owners of street account shares cannot vote in person at the meeting.  Only record owners may vote in person at the meeting.

A "broker non-vote" is deemed to exist when a proxy received from a broker indicates that the broker does not have discretionary authority to vote the shares on that matter. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Quorum. A majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. Shares over which broker-dealers have discretionary voting power, shares that represent broker non-votes and shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

Required Vote. Persons nominated as Trustees must receive a plurality of the votes cast, which means that the eleven (11) nominees receiving the highest number of affirmative votes cast at the Meeting will be elected as long as the votes FOR a nominee exceed the votes AGAINST that nominee. Approval of Proposals 2 through 3 requires the affirmative vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund voting in the aggregate and not by class. As defined in the 1940 Act, the vote of a majority of the outstanding shares means the vote of (1) 67% or more of the Fund's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy; or (2) more than 50% of the
Fund's outstanding shares, whichever is less.

How are votes counted?  The individuals named as proxies on the proxy ballots (or their substitutes) will vote according to your directions if your proxy is received and properly executed, or in accordance with the instructions you provide if you vote by telephone.  You may direct the proxy holders to vote your shares on a proposal by checking the appropriate box "FOR" or "AGAINST," or instruct them not to vote those shares on the proposal by checking the "ABSTAIN" box.  Alternatively, you may simply sign, date and return your proxy ballot with no specific instructions as to the proposals.  If you properly execute and return a proxy but fail to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named in this Proxy
Statement for Trustee and in favor of each Proposal.

Shares of the Fund may be held by certain institutional investors for the benefit of their clients. If the institutional investor does not timely receive voting instructions from its clients with respect to such Shares, the institutional investor may be authorized to vote such Shares, as well as Shares the institutional investor itself owns, in the same proportion as Shares for which voting instructions from clients are timely received.

Revoking a Proxy. You may revoke a previously granted proxy at any time before it is exercised by (1) delivering a written notice to the Fund expressly revoking your proxy, (2) signing and forwarding to the Fund a later-dated proxy, or (3) attending the Meeting and casting your votes in person if you are a record owner.  Granted proxies typically will be voted at the final meeting, but may be voted at an adjourned meeting if appropriate.  Please be advised that the deadline for revoking your proxy by telephone is 3:00 p.m.
(EST) on the last business day before the Meeting.

Shareholder Proposals. The Fund is not required and does not intend to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (for certain matters and under special conditions described in the Statement of Additional Information). Under the proxy rules of the SEC, shareholder proposals that meet certain conditions may be included in a fund's proxy statement for a particular meeting. Those rules currently require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares either (i) with a value of at least $2,000 or
(ii) in an amount representing at least 1% of the fund's securities to be voted, at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the fund of any such proposal. Under those rules, a proposal must have been submitted a reasonable time before the Fund began to print and mail this Proxy Statement in order to be included in this Proxy Statement. A proposal submitted for inclusion in the Fund's proxy material for the next special meeting after the meeting to which this Proxy Statement relates must be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that meeting.  Notice of shareholder proposals to be presented at the Meeting must have been received within a reasonable time before the Fund began to mail this Proxy Statement.  The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material because there are other requirements under the proxy rules for such inclusion.

                                                             OTHER MATTERS

         The Trustees do not intend to bring any matters before the Meeting other than Proposals 1 through 3 and the Trustees and the
Manager are not aware of any other matters to be brought before the Meeting by others. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy (or their substitutes) to vote the proxy in accordance with their judgment on such matters.
         In the event a quorum  is not  present  or  sufficient  votes in favor of one or more  Proposals  set  forth in the  Notice of
Meeting of  Shareholders  are not received by the date of the Meeting,  the persons named in the enclosed proxy (or their  substitutes)
may propose and approve one or more adjournments of the Meeting to permit further  solicitation of proxies.  All such adjournments will require the  affirmative  vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned.
The  persons  named as  proxies  on the  proxy  ballots  (or their  substitutes)  will vote the  Shares  present  in person or by proxy
(including  broker  non-votes and abstentions) in favor of such an adjournment if they determine  additional  solicitation is warranted and in the interests of the Fund's  shareholders.  A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if a quorum is present, sufficient votes for its approval have been received and it is otherwise appropriate.

                                                     By Order of the Board of Trustees,

                                                     Robert G. Zack, Secretary
                                                     June 10, 2002

                                                               EXHIBIT A

                                               AMENDED AND RESTATED DECLARATION OF TRUST
                                                                  OF
                                                 OPPENHEIMER CALIFORNIA MUNICIPAL FUND

         This DECLARATION OF TRUST, made as of the 16th day of September 1996, by and among the individuals executing this
Declaration of Trust as the Trustees` and amended and restated this 5th day of August, 2002.

         WHEREAS, the Trustees wish to establish a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust in trust as herein set forth below.

         ARTICLE FIRST - NAME
         -------------   ----

         This Trust shall be known as OPPENHEIMER CALIFORNIA MUNICIPAL FUND`. The address of Oppenheimer California Municipal Fund is
6803 South Tucson Way, Englewood, CO 80112. The Registered Agent for Service is Massachusetts Mutual Life Insurance Company, 1295
State Street, Springfield, Massachusetts 01111, Attention: Stephen Kuhn, Esq.

         ARTICLE SECOND - DEFINITIONS
         --------------   -----------

         Whenever used herein, unless otherwise required by the context or specifically provided:

         1.       All terms used in this Declaration of Trust that are defined in the 1940 Act (defined below) shall have the meanings given to them in the 1940 Act.

         2.       "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations of the Commission thereunder, all as amended from time to time.

         3.       "Board" or "Board of Trustees" or the "Trustees" means the Board of Trustees of the Trust.

         4.       "By-Laws" means the By-Laws of the Trust as amended from time to time.

         5.       "Class" means a class of a series of shares of the Trust established and designated under or in accordance with the provisions of Article FOURTH.

         6.       "Commission" means the Securities and Exchange Commission.

7.       "Declaration of Trust" shall mean this Amended and Restated Declaration of Trust as it may be amended or restated from time to time.

8.       "Majority Vote of Shareholders" shall mean, with respect to any matter on which the Shares of the Trust or of a Series or
Class thereof, as the case may be, may be voted, the "vote of a majority of the outstanding voting securities" (as defined in the
1940 Act or the rules and regulations of the Commission thereunder) of the Trust or such Series or Class, as the case may be.

         9.       "Net asset value" means, with respect to any Share of any Series, (i) in the case of a Share of a Series whose
Shares are not divided into Classes, the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, and (ii) in the case of a Share of a Class of Shares of a Series whose Shares are divided into Classes, the quotient obtained by dividing the value of the net assets of that Series allocable to such Class (being the value of the assets belonging to that Series allocable to such Class less the liabilities belonging to such Class) by the total number of Shares of such Class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

         10.      "Series" refers to series of shares of the Trust established and designated under or in accordance with the provisions of Article FOURTH.

         11.      "Shareholder" means a record owner of Shares of the Trust.

         12.      "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Series or Class of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

         13.      "Trust" refers to the Massachusetts business trust created by this Declaration of Trust, as amended or restated from time to time.

         14.      "Trustees" refers to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

         ARTICLE THIRD - PURPOSE OF TRUST
         -------------   ----------------

         The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

         1.       To hold, invest or reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, lend, pledge, mortgage, write options on, lease, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities"
shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, financial futures contracts, indexes, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term
"issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any persons, firms, associations, corporations, syndicates, business trusts, partnerships, investment companies, combinations, organizations, governments, or subdivisions thereof) and in financial instruments (whether they are considered as securities or commodities); and to exercise, as owner or holder of any securities or financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or financial instruments.

         2.       To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

         3.       To issue and sell its Shares in such Series and Classes and amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

         4.       To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, redeem or cancel its Shares, or to classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more
Series or Classes that may have been established and designated from time to time, all without the vote or consent of the
Shareholders of the Trust, in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

         5.       To conduct its business in all its branches at one or more offices in New York, Colorado and elsewhere in any part of the world, without restriction or limit as to extent.

         6.       To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any securities or other instruments of, or share of interest in, any issuer, and in connection therewith or make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

         7.       To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of a similar or dissimilar nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         ARTICLE FOURTH - SHARES
         --------------   ------

         1.       The beneficial interest in the Trust shall be divided into Shares, all with $.001 par value per share, but the
Trustees shall have the authority from time to time, without obtaining shareholder approval, to create one or more Series of Shares in addition to the Series specifically established and designated in part 3 of this Article FOURTH, and to divide the shares of any
Series into two or more Classes pursuant to part 2 of this Article FOURTH, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the different Series of
Shares or Classes as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several Series or Classes shall have individual voting rights or no voting rights. Except as established by the Trustees with respect to such Series or Classes, pursuant to the provisions of this Article FOURTH, and except as otherwise provided herein, all Shares of the different Series and Classes of a Series, if any, shall be identical.

                  (a)      The number of authorized Shares and the number of Shares of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), or may reduce the number of issued
Shares of a Series or Class in proportion to the relative net asset value of the Shares of such Series or Class, all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any
Series into one or more Series or Classes of Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Trust.

                  (b)      The establishment and designation of any Series or any Class of any Series in addition to that established and designated in part 3 of this Article FOURTH shall be effective upon either (i) the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series, whether directly in such instrument or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Series or any Class of any Series including, without limitation, any registration statement of the
Trust, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the
Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number or by an officer of the Trust pursuant to a vote of a majority of the Trustees abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to this Declaration of
Trust, and the Trustees may make any such amendment without shareholder approval.

                  (c)      Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series or Class of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

         2.       (a)      Classes. The Trustees shall have the exclusive authority from time to time, without obtaining shareholder
                           -------
approval, to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees. Expenses and liabilities related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in this Article FOURTH. The bearing of expenses and liabilities solely by a Class of
Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance with the 1940 Act. No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are initially of a
                                                                             ----
single Class), or that a Series shall have more than one established and designated Class, shall not limit the authority of the
Trustees to establish and designate separate Classes, or one or more additional Classes, of said Series without approval of the holders of the initial Class thereof, or previously established and designated Class or Classes thereof.

                  (b)      Class Differences. The relative rights and preferences of the Classes of any Series may differ in such
                           -----------------
other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such Classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

         The relative rights and preferences of each Class of Shares shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a Class shall vote exclusively on matters that affect that Class only; (ii) the expenses and liabilities related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with parts 2 and 3 of this Article FOURTH); and
(iii) pursuant to part 10 of Article NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to the Shares. Dividends and distributions on each Class of Shares may differ from the dividends and distributions on any other such Class, and the net asset value of each Class of Shares may differ from the net asset value of any other such Class.

         3.       Without limiting the authority of the Trustees set forth in parts 1 and 2 of this Article FOURTH to establish and designate any further Series or Classes of Series, the Trustees hereby establish one Series of Shares having the same name as the
Trust, and said Shares shall be divided into three Classes, which shall be designated Class A, Class B, and Class C.  In addition to the rights and preferences described in parts 1 and 2 of this Article FOURTH with respect to Series and Classes, the Series and
Classes established hereby shall have the relative rights and preferences described in this part 3 of this Article FOURTH. The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

                  (a)      Assets Belonging to Series or Class. All consideration received by the Trust for the issue or sale of
                           -----------------------------------
Shares of a particular Series or any Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series (and may be allocated to any Classes thereof) for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the
Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series (and be allocable to any Classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series (and any Classes thereof) for all purposes. No Shareholder or former Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

                  (b)      (1)      Liabilities Belonging to Series. The liabilities, expenses, costs, charges and reserves
                                    -------------------------------
attributable to each Series shall be charged and allocated to the assets belonging to each particular Series. Any general liabilities, expenses, costs, charges and reserves of the Trust which are not identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Series are herein referred to as "liabilities belonging to" that Series.
Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

                           (2)      Liabilities Belonging to a Class. If a Series is divided into more than one Class, the
                                    --------------------------------
liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the
Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes.

                  (c)      Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid to the holders
                           ---------
of Shares of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income, capital gains accrued or realized, and capital and surplus, from the assets belonging to that Series, or in the case of a Class, belonging to such Series and being allocable to such Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of such Series or Class in proportion to the number of Shares of such Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that
Series or Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that
Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with part 13 of Article SEVENTH. Notwithstanding anything in this Declaration of Trust to the contrary, the Trustees may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders of a particular Series or Class at the date and time of record established for the payment of such dividends or distributions.

                  (d)      Liquidation. In the event of the liquidation or dissolution of the Trust or any Series or Class thereof,
                           -----------
the Shareholders of each Series and all Classes of each Series that have been established and designated and are being liquidated and dissolved shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series or, in the case of a Class, belonging to that Series and allocable to that Class, over the liabilities belonging to that Series or Class. Upon the liquidation or dissolution of the Trust or any Series or Class pursuant to this part 3(d)
of this Article FOURTH the Trustees shall make provisions for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or that Series or Class. The assets so distributable to the Shareholders of any particular Class and Series shall be distributed among such Shareholders in proportion to the relative net asset value of such
Shares. The liquidation of the Trust or any particular Series or Class thereof may be authorized at any time by vote of a majority of the Trustees or instrument executed by a majority of their number then in office, provided the Trustees find that it is in the best interest of the Shareholders of such Series or Class or as otherwise provided in this Declaration of Trust or the instrument establishing such Series or Class. The Trustees shall provide written notice to affected shareholders of a termination effected under this part 3(d) of this Article FOURTH.

                  (e)      Transfer. All Shares of each particular Series or Class shall be transferable, but transfers of Shares of a
                           --------
particular Class and Series will be recorded on the Share transfer records of the Trust applicable to such Series or Class of that
Series, as kept by the Trust or by any transfer or similar agent, as the case may be, only at such times as Shareholders shall have the right to require the Trust to redeem Shares of such Series or Class of that Series and at such other times as may be permitted by the Trustees.

                  (f)      Equality. Except as provided herein or in the instrument designating and establishing any Series or Class,
                           --------
all Shares of a particular Series or Class shall represent an equal proportionate interest in the assets belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, (subject to the liabilities belonging to that Series or that Class), and each Share of any particular Series or Class shall be equal to each other Share of that Series or Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Article FOURTH that may exist with respect to
Shares of the different Classes of a Series. The Trustees may from time to time divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares of that Class or Series provided that such division or combination does not change the proportionate beneficial interest in the assets belonging to that Series or allocable to that Class or in any way affect the rights of Shares of any other Class or Series.

                  (g)      Fractions. Any fractional Share of any Class or Series, if any such fractional Share is outstanding, shall
                           ---------
carry proportionately all the rights and obligations of a whole Share of that Class and Series, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

                  (h)      Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the
                           -----------------
authority to provide that (i) holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares, (ii) holders of shares of any Class shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) the Trust shall have the right to carry out exchanges of the aforesaid kind, in each case in accordance with such requirements and procedures as may be established by the Trustees.

                  (i)      Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer
                           -------------------
or similar agent for the Trust, which books shall be maintained separately for the Shares of each Class and Series that has been established and designated. No certification certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such Shareholder.

                  (j)      Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such
                           ------------------------
terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine. Such investments may be in the form of cash, securities or other property in which the appropriate Series is authorized to invest, hold or own, valued as provided in part 13, Article SEVENTH. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

         ARTICLE FIFTH - SHAREHOLDERS' VOTING POWERS AND MEETINGS
         -------------   ----------------------------------------

         The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

         1.       The Shareholders shall have the power to vote only (a) for the election of Trustees when that issue is submitted to
Shareholders, or removal of Trustees to the extent and as provided in Article SIXTH, (b) with respect to the amendment of this
Declaration of Trust to the extent and as provided in part 12, Article NINTH, (c) with respect to transactions with respect to the
Trust, a Series or Class as provided in part 4(a), Article NINTH, (d) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust any Series, Class or the Shareholders, (e) with respect to those matters relating to the Trust as may be required by the 1940 Act or required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust filed with the Commission or any State, or as the Trustees may consider desirable, and (f) with respect to any other matter as to which the Trustees, in their sole discretion, shall submit to the Shareholders.

         2.       The Trust will not hold shareholder meetings unless required by the 1940 Act, the provisions of this Declaration of
Trust, or any other applicable law. The Trustees may call a meeting of shareholders from time to time.

         3.       As to each matter submitted to a vote of Shareholders, each Shareholder shall be entitled to one vote for each whole
Share and to a proportionate fractional vote for each fractional Share standing in such Shareholder's name on the books of the Trust irrespective of the Series thereof or the Class thereof and all Shares of all Series and Classes shall vote together as a single
Class; provided, however, that (i) as to any matter with respect to which a separate vote of one or more Series or Classes thereof is required by the 1940 Act or the provisions of the writing establishing and designating the Series or Class, such requirements as to a separate vote by such Series or Class thereof shall apply in lieu of all Shares of all Series and Classes thereof voting together as a single Class; and (ii) as to any matter which affects only the interests of one or more particular Series or Classes thereof, only the holders of Shares of the one or more affected Series or Classes thereof shall be entitled to vote, and each such Series or Class shall vote as a separate Class. All Shares of a Series shall have identical voting rights, and all Shares of a Class of a Series shall have identical voting rights. Shares may be voted in person or by proxy. Proxies may be given by or on behalf of a Shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process.

         4.       Except as required by the 1940 Act or other applicable law, the presence in person or by proxy of one-third of the
Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, provided, however, that if any action to be taken by the Shareholders of a Series or Class requires an affirmative vote of a majority, or more than a majority, of the Shares outstanding and entitled to vote, then with respect to voting on that particular issue the presence in person or by proxy of the holders of a majority of the Shares outstanding and entitled to vote at such a meeting shall constitute a quorum for the transaction of business with respect to such issue. Any number less than a quorum shall be sufficient for adjournments. If at any meeting of the Shareholders there shall be less than a quorum present with respect to a particular issue to be voted on, such meeting may be adjourned, without further notice, with respect to such issue from time to time until a quorum shall be present with respect to such issue, but voting may take place with respect to issues for which a quorum is present. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned with respect to any one or more items of business for any lawful purpose, provided that no meeting shall be adjourned for more than six months beyond the originally scheduled date. Any adjourned session or sessions may be held, within a reasonable time after the date for the original meeting without the necessity of further notice. A majority of the
Shares voted at a meeting at which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or By-Laws.

         5.       Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the
Trust to redeem from the net assets of that Series all or part of the Shares of such Series and Class standing in the name of such
Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this
Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

         6.       No Shareholder shall, as such holder, have any right to purchase or subscribe for any Shares of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

         7.       All persons who shall acquire Shares shall acquire the same subject to the provisions of the Declaration of Trust.

         8.       Cumulative voting for the election of Trustees shall not be allowed.

         ARTICLE SIXTH - THE TRUSTEES
         -------------   ------------

         1.       The persons who shall act as Trustees until their successors are duly chosen and qualify are the trustees executing this Declaration of Trust or any counterpart thereof. However, the By-Laws of the Trust may fix the number of Trustees at a number greater or lesser than the number of initial Trustees and may authorize the Trustees to increase or decrease the number of Trustees, to fill any vacancies on the Board which may occur for any reason including any vacancies created by any such increase in the number of Trustees, to set and alter the terms of office of the Trustees and to lengthen or lessen their own terms of office or make their terms of office of indefinite duration, all subject to the 1940 Act, as amended from time to time, and to this Article SIXTH. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

         2.       A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative vote of the holders of two-thirds of the outstanding Shares, present in person or by proxy at any meeting of Shareholders called for such purpose; such a meeting shall be called by the Trustees when requested in writing to do so by the record holders of not less than ten per centum of the outstanding Shares. A Trustee may also be removed by the Board of Trustees, as provided in the By-Laws of the Trust.

         3.       The Trustees shall make available a list of names and addresses of all Shareholders as recorded on the books of the
Trust, upon receipt of the request in writing signed by not less than ten Shareholders (who have been shareholders for at least six months) holding in the aggregate shares of the Trust valued at not less than $25,000 at current offering price (as defined in the then effective Prospectus and/or Statement of Additional Information relating to the Shares under the Securities Act of 1933, as amended from time to time) or holding not less than 1% in amount of the entire amount of Shares issued and outstanding; such request must state that such Shareholders wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting to take action pursuant to part 2 of this Article SIXTH and be accompanied by a form of communication to the Shareholders.
The Trustees may, in their discretion, satisfy their obligation under this part 3 by either making available the Shareholder list to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such communication and form of request, at the expense of such requesting Shareholders, to all other
Shareholders, and the Trustees may also take such other action as may be permitted under Section 16(c) of the 1940 Act.

         ARTICLE SEVENTH - POWERS OF TRUSTEES
         ---------------   ------------------

         The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust, the Trustees and the Shareholders.

         1.       As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this Trust, the
Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

         2.       The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Series but the Trust shall continue in full force and effect pursuant to the terms of this Declaration of Trust.

         3.       The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall have, as a holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof.

         4.       The Trustees in all instances shall act as principals, and are and shall be free from the control of the
Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute, and to authorize the officers and agents of the Trust to make and execute, any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Except as otherwise provided herein or in the 1940 Act, the Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion and to the same extent as if the
Trustees were the sole owners of the assets of the Trust and the business in their own right, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or by the By-Laws of the Trust, and in
addition to the powers otherwise granted herein, the Trustees shall have power and authority:

                  (a)      to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust, including meetings of the Shareholders and Trustees, and other related matters, and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

                  (b)      to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause, and to appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; to appoint and designate from among the Trustees or other qualified persons such committees as the Trustees may determine and to terminate any such committee and remove any member of such committee;

                  (c)      to employ as custodian of any assets of the Trust one or more banks, trust companies, companies that are members of a national securities exchange, or any other entity qualified and eligible to act as a custodian under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder, subject to any conditions set forth in this Declaration of Trust or in the By-Laws, and may authorize such depository or custodian to employ subcustodians or agents;

                  (d)      to retain one or more transfer agents and shareholder servicing agents, or both, and may authorize such transfer agents or servicing agents to employ sub-agents;

                  (e)      to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both or otherwise;

                  (f)      to set record dates by resolution of the Trustees or in the manner provided for in the By-Laws of the Trust;

                  (g)      to delegate such authority as they consider desirable to any officers of the Trust and to any investment advisor, manager, custodian or underwriter, or other agent or independent contractor;

                  (h)      to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to or otherwise authorize by standing policies adopted by the Trustees, such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (i)      to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

                  (j)      to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, either in its own name or in the name of a custodian, subcustodian or a nominee or nominees or otherwise;

                  (k)      to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security or instrument held in the Trust;

                  (l)      to join with other holders of any security or instrument in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or instrument with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (m)      to sue or be sued in the name of the Trust;

                  (n)      to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;
                  (o)      to make, by resolutions adopted by the Trustees or in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

                  (p)      to borrow money and to pledge, mortgage or hypothecate the assets of the Trust or any part thereof, to the extent and in the manner permitted by the 1940 Act;

                  (q)      to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons;

                  (r)      to make loans of cash and/or securities or other assets of the Trust;

                  (s)      to change the name of the Trust or any Class or Series of the Trust as they consider appropriate without prior shareholder approval;

                  (t)      to establish officers' and Trustees' fees or compensation and fees or compensation for committees of the
Trustees to be paid by the Trust or each Series thereof in such manner and amount as the Trustees may determine;

                  (u)      to invest all or any portion of the Trust's assets in any one or more registered investment companies, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company or investment companies or by any other means approved by the Trustees;

                  (v)      to determine whether a minimum and/or maximum value should apply to accounts holding shares, to fix such values and establish the procedures to cause the involuntary redemption of accounts that do not satisfy such criteria; and

                  (w)      to enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (x)      to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  (y)      to purchase and pay for entirely out of Trust property such insurance and/or bonding as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders,
Trustees, officers, employees, agents, consultants, investment advisors, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

                  (z)      to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                  (aa)     to adopt on behalf of the Trust or any Series with respect to any Class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant Series pursuant to said Rule 12b-1 Plan;

                  (bb)     to operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations;

                  (cc)     to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article FOURTH and part 4, Article FIFTH, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular
Series of the Trust, with respect to which such Shares are issued;

                  (dd)     in general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

         The foregoing clauses shall be construed both as objectives and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.

         5.       No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the
Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

         6.       (a)      The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. This paragraph shall not limit the right of the Trustees to assert claims against any shareholder based upon the acts or omissions of such shareholder or for any other reason.

                  (b)      Whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

                  (c)      The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts and things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees. Without limiting the generality of the foregoing, except as otherwise provided herein or in the 1940 Act, the Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments that they, in their discretion, shall deem proper to accomplish the purpose of this Trust.

                  (d)      The Trustees shall have the power, to the extent not inconsistent with the 1940 Act, to determine conclusively whether any moneys, securities, or other properties of the Trust are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

         7.       The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class of Trustee shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting of Trustees and thereafter for a period shorter than the interval between meetings of Trustees or for a period longer than five years, and the term of office of at least one class shall expire each year.

         8.       The Shareholders shall, for any lawful purpose, have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

         9.       Any officer elected or appointed by the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause.

         10.      The Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them. Action may be taken by the Trustees without a meeting by unanimous written consent or by telephone or similar method of communication.

         11.      Securities held by the Trust shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Trust or such other agent of the Trust as the Trustees shall designate or otherwise authorize by standing policies adopted by the Trustees for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees.

         12.      (a)      Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, partner, director, trustee, employee or stockholder, or otherwise may have an interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in such case a Trustee, officer or employee or a partnership, corporation or association of which a Trustee, officer or employee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees including those
Trustees who are not so interested and who are neither "interested" nor "affiliated" persons as those terms are defined in the 1940
Act, or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, partner, trustee, employee or stockholder of such other corporation or a member of such partnership or association which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not so interested.

                  (b)      Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment advisor for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment advisor and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the
Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Trust against any liability to the trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  (c)      As used in this paragraph the following terms shall have the meanings set forth below:

                           (i)      the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee, partner, Director or officer of another trust, partnership, corporation or association whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                           (ii)     the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                           (iii)    the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                           (iv)     the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                           (v)      the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  (d)      The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

                  (e)      Except as set forth in paragraph (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, such indemnification by the
Trust to be to the fullest extent now or hereafter permitted by any applicable law unless the By-laws limit or restrict the indemnification to which any indemnitee may be entitled. The Board of Trustees may adopt by-law provisions to implement subparagraphs
(c), (d) and (e) hereof.

                  (f)      Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnities to the extent permitted by applicable law or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by applicable law. Such rights to indemnification shall not, except as otherwise provided by law, be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.

         13.      The Trustees are empowered, in their absolute discretion, to establish the bases or times, or both, for determining the net asset value per Share of any Class and Series in accordance with the 1940 Act and to authorize the voluntary purchase by any
Class and Series, either directly or through an agent, of Shares of any Class and Series upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with the 1940 Act.

         14.      Payment of the net asset value per Share of any Class and Series properly surrendered to it for redemption shall be made by the Trust within seven days, or as specified in any applicable law or regulation, after tender of such stock or request for redemption to the Trust for such purpose together with any additional documentation that may be reasonably required by the Trust or its transfer agent to evidence the authority of the tenderor to make such request, plus any period of time during which the right of the holders of the shares of such Class of that Series to require the Trust to redeem such shares has been suspended. Any such payment may be made in portfolio securities of such Class of that Series and/or in cash, as the Trustees shall deem advisable, and no
Shareholder shall have a right, other than as determined by the Trustees, to have Shares redeemed in kind.

         15.      The Trust shall have the right, at any time, without prior notice to the Shareholder to redeem Shares of the Class and Series held by a Shareholder held in any account registered in the name of such Shareholder for its current net asset value, for any reason, including, but not limited to, (i) the determination that such redemption is necessary to reimburse either that Series or
Class of the Trust or the distributor (i.e., principal underwriter) of the Shares for any loss either has sustained by reason of the failure of such Shareholder to make timely and good payment for Shares purchased or subscribed for by such Shareholder, regardless of whether such Shareholder was a Shareholder at the time of such purchase or subscription, (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him and subject to and upon such terms and conditions as the Trustees may from time to time prescribe, (iv) pursuant to authorization by a Shareholder to pay fees or make other payments to one or more third parties, including, without limitation, any affiliate of the investment advisor of the Trust or any Series thereof, or (v) if the aggregate net asset value of all Shares of such
Shareholder (taken at cost or value, as determined by the Board) has been reduced below an amount established by the Board of
Trustees from time to time as the minimum amount required to be maintained by Shareholders.

         ARTICLE EIGHTH - LICENSE
         --------------   -------

         The name "Oppenheimer" included in the name of the Trust and of any Series shall be used pursuant to a royalty-free, non-exclusive license from OppenheimerFunds, Inc. ("OFI"), incidental to and as part of any one or more advisory, management or supervisory contracts which may be entered into by the Trust with OFI. Such license shall allow OFI to inspect and subject to the control of the Board of Trustees to control the nature and quality of services offered by the Trust under such name. The license may be terminated by OFI upon termination of such advisory, management or supervisory contracts or without cause upon 60 days' written notice, in which case neither the Trust nor any Series or Class shall have any further right to use the name "Oppenheimer" in its name or otherwise and the Trust, the Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series or Classes accordingly.

         ARTICLE NINTH - MISCELLANEOUS:
         -------------   -------------

         1.       In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder
(or the Shareholders' heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

         2.       It is hereby expressly declared that a trust is created hereby and not a partnership, joint stock association, corporation, bailment, or any other form of a legal relationship other than a trust, as contemplated in Massachusetts General Laws
Chapter 182. No individual Trustee hereunder shall have any power to bind the Trust unless so authorized by the Trustees, or to personally bind the Trust's officers or any Shareholder. All persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under any such credit, transaction, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor; notice of such disclaimer and agreement thereto shall be given in each agreement, obligation or instrument entered into or executed by Trust or the Trustees. There is hereby expressly disclaimed
Shareholder and Trustee liability for the acts and obligations of the Trust. Nothing in this Declaration of Trust shall protect a
Trustee or officer against any liability to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer hereunder.

         3.       The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of part 2 of this Article
NINTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, advisor, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, applicable laws, contracts, obligations, transactions or any other business the Trust may enter into, and subject to the provisions of part 2 of this
Article NINTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a party who has been appointed by the Trustees or with whom the Trust has entered into a contract pursuant to Article SEVENTH. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         4.       This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a) and (b) of this part 4.

(a)      Subject to applicable Federal and State law, and except as otherwise provided in part 5 of this Article NINTH, the Trustees, with the Majority Vote of Shareholders of an affected Series or Class, may sell and convey all or substantially all the assets of that Series or Class (which sale may be subject to the retention of assets for the payment of liabilities and expenses and may be in the form of a statutory merger to the extent permitted by applicable law) to another issuer or to another Series or Class of the
Trust for a consideration which may be or include securities of such issuer or may merge or consolidate with any other corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Series or Class, upon such terms and conditions and for such consideration when and as authorized by such vote. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds among the holders of the outstanding Shares of the Series or Class, the assets of which have been so transferred, in proportion to the relative net asset value of such Shares.

                  (b)      Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (a) hereof or pursuant to part 3(d) of Article FOURTH, as applicable, the Series the assets of which have been so transferred shall terminate, and if all the assets of the Trust have been so transferred, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

         5.       Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organization, under the laws of any jurisdiction, to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Series or Class to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association, or organization or any corporation, partnership, limited liability company, trust, association, or organization in which the Trust or such Series or Class holds or is about to acquire shares or any other interest. Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization. Nothing contained herein shall be construed as requiring approval of shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this part 5, Article NINTH, the Trust or any Series or Class thereof sells, conveys, or transfers all or a substantial portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfer or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other approved by the Trustees.

         6.       The original or a copy of this instrument and of each restated declaration of trust or instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental or restated declaration of trust shall be filed with the Secretary of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental or restated declarations of trust have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental or restated declaration of trust. In this instrument or in any such supplemental or restated declaration of trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental or restated declaration of trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         7.       The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         8.       In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

         9.       Whenever any action is taken under this Declaration of Trust including action which is required or permitted by the
1940 Act or any other applicable law, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act or such other applicable law then in effect as expressed in "no action" letters of the staff of the
Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

         10.      Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus and/or statement of additional information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

         11.      Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

         12.      The Trustee may, without the vote or consent of the Shareholders, amend or otherwise supplement this Declaration of
Trust by executing or authorizing an officer of the Trust to execute on their behalf a Restated Declaration of Trust or a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof, provided, however, that none of the following amendments
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shall be effective unless also approved by a Majority Vote of Shareholders: (i) any amendment to parts 1, 3 and 4, Article FIFTH;
(ii) any amendment to this part 12, Article NINTH; (iii) any amendment to part 1, Article NINTH; and (iv) any amendment to part 4(a),
Article NINTH that would change the voting rights of Shareholders contained therein. Any amendment required to be submitted to the
Shareholders that, as the Trustees determine, shall affect the Shareholders of any Series or Class shall, with respect to the Series or Class so affected, be authorized by vote of the Shareholders of that Series or Class and no vote of Shareholders of a Series or
Class not affected by the amendment with respect to that Series or Class shall be required. Notwithstanding anything else herein, any amendment to Article NINTH, part 1 shall not limit the rights to indemnification or insurance provided therein with respect to action or omission or indemnities or Shareholder indemnities prior to such amendment.

         13.      The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 5th day of August, 2002.

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